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                                                               EXHIBIT 17(d)
                                                               Page 1
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MERRILL LYNCH
MULTI-STATE
LIMITED MATURITY
MUNICIPAL
SERIES TRUST








FUND LOGO








Annual Report

July 31, 1997





Officers and Trustees
Arthur Zeikel, President and Trustee
James H. Bodurtha, Trustee
Herbert I. London, Trustee
Robert R. Martin, Trustee
Joseph L. May, Trustee
Andre F. Perold, Trustee
Terry K. Glenn, Executive Vice President
Vincent R. Giordano, Senior Vice President
Donald C. Burke, Vice President
Edward J. Andrews, Vice President
Peter J. Hayes, Vice President
Helen M. Sheehan, Vice President
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Gerald M. Richard, Treasurer
Lawrence A. Rogers, Secretary

Custodian
The Bank of New York
90 Washington Street, 12th Floor
New York, NY 10005

Transfer Agent
Merrill Lynch Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Trust unless accompanied or preceded by the Trust's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.


Merrill Lynch Multi-State
Limited Maturity
Municipal Series Trust
Box 9011
Princeton, NJ
08543-9011


Printed on post-consumer recycled paper



TO OUR SHAREHOLDERS


The Municipal Market Environment
During the three months ended July 31, 1997, a number of very favorable factors combined to push both tax-exempt and taxable bond yields to recent historic lows. A slowing domestic economy, a continued benign, if not improving, inflationary environment, a declining Federal budget deficit with resultant reduced Treasury borrowing needs, and a successful Congressional budget accord all resulted in significant declines in fixed-income yields. By the end of July, three-year US Treasury note yields declined approximately
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62 basis points (0.62%) to 5.77%, their lowest level in almost a year.
Similarly, as measured by Municipal Market Data, three-year municipal AAA general obligation bond yields fell over 60 basis points to end the July 31, 1997 quarter at 4%, their lowest level of the year.

The decline in tax-exempt bond yields in recent months was even more impressive given that the municipal market has lost much of the technical support it had enjoyed for over a year. In previous quarters, new tax-exempt bond issuance declined or remained stable. However, during the last three months of 1997, many municipal bond issuers took this opportunity to both issue new debt and refinance older, higher-couponed issues with lower-yielding issues. Consequently, during the July quarter, new tax-exempt bond issuance totaled over $54 billion, an increase of over 15% versus the July 31, 1996 quarter.

The decline in municipal bond yields has also resulted in some reduction in retail investor demand. In earlier episodes of rapidly declining interest rates, individual investor demand initially fell until investors became more acclimated to the current levels. If interest rates stabilize, we expect investor demand to return to earlier levels. In addition, this past June and July, municipal bond investors received over $50 billion in assets from coupon income payments, bond maturities, and the proceeds from early bond redemptions. Despite the continued allure of the US equity market, most of these assets are expected to be reallocated to the municipal bond market as investors adjust to the new investment environment.

Looking forward, given the extent of the recent bond market rally, some retrenchment or at least a period of consolidation is likely. However, the positive backdrop of modest economic growth and low inflation suggests that any such adjustment is not likely to be excessive. Despite recent increases in new bond issuance, supply for all of 1997 is not expected to be materially different than earlier estimates of approximately $175 billion. It is likely that the recent increase in issuance has largely borrowed from that originally scheduled for later this year. Additionally, any significant increase in tax-exempt bond yields will prevent any further bond refinancings, reducing future supply. Unless the current positive economic fundamentals undergo immediate and meaningful deterioration, any increase in municipal bond yields is likely to be viewed as an opportunity to purchase more attractively priced tax-exempt securities.

Fiscal Year in Review
Merrill Lynch Arizona Limited Maturity Municipal Bond Fund During much of the fiscal year ended July 31, 1997, we maintained a somewhat defensive strategy in response to concerns surrounding Federal Reserve Board monetary policy. We maintained the Fund's
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average portfolio maturity at just under 4 years for much of the fiscal year, which benefited the Fund's total returns in the favorable interest rate environment which characterized most of the period. Because we had pursued a more aggressive stance in the beginning of the Fund's fiscal year, we were able to maintain a core position of higher-yielding securities which provided our shareholders with a more attractive yield than a money market fund.

At the close of the year ended July 31, 1997, Merrill Lynch Arizona Limited Maturity Municipal Bond Fund's net assets were $3.3 million. During the July quarter, we maintained cash reserves of approximately 27% of net assets and an average portfolio maturity of about 3.5 years. We maintained a somewhat defensive posture during the July quarter as we had in the first quarter of the year because it appeared that the economy was operating at a strong pace and that the Federal Reserve Board was likely to continue to raise interest rates. We believed that securities in the two-year--ten-year range would be most vulnerable to a move by the Federal Reserve Board.

At July 31, 1997, we began to extend our average portfolio maturity and slowly decrease our cash reserves. While the future of interest rates remains uncertain, the Fund's core composition leaves us well positioned, in our view. We expect to maintain our current portfolio strategy during upcoming months, continuing to reduce our cash reserves as economic data indicate a more neutral Federal Reserve Board policy.

Merrill Lynch California Limited
Maturity Municipal Bond Fund
During the Fund's fiscal year, we used periods of rising interest rates as buying opportunities to lock in attractive yields. Conversely, we used periods of falling interest rates to take advantage of market strength and to book capital gains. Additionally, quality spreads have narrowed so much, especially in the last six months, that purchases were concentrated on higher-rated securities since there was little yield advantage to purchasing lower-rated issuers. This strategy served to enhance the Fund's performance by enabling us to maintain a yield well above that of similar tax-exempt money funds while keeping the net asset values of the Fund as stable as possible, especially as compared to longer-term bond funds.

During the quarter ended July 31, 1997, unemployment in the state of California was below one million, its lowest level in seven years. For example, the unemployment rate in May 1997 was 6.3%, down from 7.3% in May 1996. The California economy is stronger and more balanced then ever, with less dependence on defense and aerospace. Services and manufacturing were the leading sectors in job creation during the last four quarters. Services relating to business, motion
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                                                                          Page 6

pictures, television, engineering, management, amusement and recreation added 207,000 new jobs and manufacturing relating to high tech companies added another 43,000 new jobs. In 1997, non-farm employment is projected to grow 3.7%, compared to 2.5% nationwide. In 1996, personal income grew by more than $50 billion, or 6.5%. In 1997, California's personal income growth is projected to be 9.9%. California is the nation's leading exporter, with total volume of approximately $300 billion. Exports of California-made goods rose more than 8% in 1997, nearly double the growth of exports nationwide.

As of July 31, 1997, the state had not passed its budget. Revenues are projected to be $960 million over budget plans this year. Governor Wilson is also proposing a $1 billion income tax cut that would begin in 1999 since the state's tax revenues have grown considerably.

At the close of the year ended July 31, 1997, Merrill Lynch California Limited Maturity Municipal Bond Fund's net assets stood at approximately $14.1 million, a decrease of approximately 5% from the April quarter. As we discussed in our April shareholder letter, we expected to maintain a more aggressive investment posture in the July quarter under the premise that growth in the second quarter would slow considerably from the rapid first quarter pace. This posture enhanced performance considerably as second quarter gross domestic product slowed to 2.2% from 4.9% in the first quarter and inflation as measured by the core producer price index and core consumer price index declined. Five-year municipal bond yields declined almost 65 basis points during this period.

We expect to maintain a less aggressive posture in the months ahead as continued strong employment and personal income growth and a reacceleration of consumer spending could raise some inflationary concerns among investors. We will continue to monitor economic statistics closely in an effort to seek to enhance return while limiting any net asset value deterioration.

Merrill Lynch Florida Limited
Maturity Municipal Bond Fund
During the Fund's fiscal year, we used periods of rising interest rates as buying opportunities to lock in attractive yields. Conversely, we used periods of falling interest rates to take advantage of market strength and to book capital gains. Additionally, quality spreads have narrowed so much, especially in the last six months, that purchases were concentrated on higher-rated securities since there was little yield advantage to purchasing lower-rated issuers. This strategy served to enhance the Fund's performance by maintaining a yield well above that of similar tax-exempt money funds, while at the same time keeping the net asset values of the Fund as stable as possible, especially as compared to longer-term bond funds.

During the quarter ended July 31, 1997, Governor Lawton Chiles signed into law the state's $42.2 billion fiscal 1998 budget. During the signing, the Governor chided state legislators for not making available additional funds for building new schools. Children between the ages of 5 and 17 years now account for 2.2 million, or 16%, of the state's population. That figure is expected to rise to more than 2.5 million by the year 2000. The state's public school system is growing by about 60,000 new students each year. This rapidly growing group will require additional debt issuance in order to have school facilities and programs maintained.

The state of Florida continues to show steady economic development, transforming itself from a narrow-based economy of agricultural and seasonal tourism into a service and trade economy with substantial insurance, banking and export participation in addition to being a year-round tourist attraction.

Fiscal results for 1996 and 1997 are shaping up as stronger than expected. Sales tax growth in 1996 reached 7.4% compared to the 4% growth rate assumed in the fiscal 1997 budget. According to the state's economic reports, non-agricultural employment growth was 2.8% for the 12-month period ended March 31, 1997.

At the close of the year ended July 31, 1997, Merrill Lynch Florida Limited Maturity Municipal Bond Fund's net assets stood at approximately $25.7 million, an increase of approximately 8% from the April quarter. As we discussed in our April shareholder letter, we had expected to maintain a more aggressive investment posture in the July quarter under the premise that growth in the second quarter would slow considerably from the rapid first quarter pace. This posture enhanced performance considerably as second quarter gross domestic product slowed to 2.2% from 4.9% in the first quarter and inflation as measured by the core producer price index and core consumer price index declined. Five-year municipal bond yields declined almost 65 basis points during this period.

We expect to maintain a less aggressive posture in the months ahead as continued strong employment and personal income growth and a reacceleration of consumer spending could raise some inflationary concerns among investors. We will continue to monitor economic statistics closely in an effort to seek to enhance return while limiting any net asset value deterioration.

Merrill Lynch Massachusetts Limited
Maturity Municipal Bond Fund
During much of the Fund's fiscal year, we maintained the Fund's
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average portfolio maturity in the 4-year--4.5-year range, with cash reserves fluctuating between 7%--15% of net assets. We used periods of rising interest rates as buying opportunities to lock in attractive yields. We decreased the Fund's cash reserve position and increased its average portfolio maturity during such periods of rising interest rates. Conversely, we used periods of falling interest rates to take advantage of market strength and to book capital gains, increasing the Fund's cash reserve position and decreasing its average portfolio maturity. Additionally, quality spreads have narrowed so much, especially in the last six months, that purchases were concentrated on higher-rated securities since there was little yield advantage to purchasing lower-rated issuers. This strategy served to enhance the Fund's performance by maintaining a yield well above that of tax-exempt money funds, while at the same time keeping the net asset value of the Fund as stable as possible, especially as compared to longer-term bond funds.

During the July quarter, the economy of the commonwealth of Massachusetts continued its trend of positive growth. This economic growth has been broad-based, encompassing most major industries and being fueled by three major growth industries. These industries were the high tech, financial services and business services industries. In addition, consumer confidence is at its highest level since the early 1990s, while income growth is once again above the national average. Strength in the housing sector has led to housing prices registering new highs, especially around the Boston area. The one caveat to this economic growth is that the Massachusetts economy is becoming increasingly supply constrained. With unemployment levels down to about 4%, labor shortages, which were once limited to highly skilled occupations, are now being reported for unskilled occupations. These labor shortages could be an obstacle to continued strong economic growth in the future.

Governor Weld, who resigned his post as Governor to pursue an ambassadorship to Mexico, signed his final budget during the July 31, 1997 quarter. The total 1998 fiscal budget amounted to $18.4 billion and represented the commonwealth's eighth consecutive balanced budget. This 1998 fiscal budget increases spending by 3.8% over last year's budget and includes increases of $259 million for education reform, $288 million in aid to cities and towns, and about $50 million for higher education. In addition, newly appointed Governor Cellucci, recognizing the commonwealth's positive economic situation, proposed a bill which would reduce personal income taxes over four years to 5% from 5.95%.

Merrill Lynch Michigan Limited
Maturity Municipal Bond Fund
During the Fund's fiscal year, we used periods of rising interest rates as buying opportunities to lock in attractive yields.
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                                                                          Page 9

Conversely, we used periods of falling interest rates to take advantage of market strength and to book capital gains. Additionally, quality spreads have narrowed so much, especially in the last six months, that purchases were concentrated on higher-rated securities since there was little yield advantage to purchasing lower-rated issuers. This strategy served to enhance the Fund's performance by maintaining a yield well above that of tax-exempt money funds, while at the same time keeping the net asset values of the Fund as stable as possible, especially as compared to longer-term bond funds.

During the quarter ended July 31, 1997, Michigan's unemployment rate fell to 4% in June and set another record for the lowest seasonally adjusted unemployment rate since the Michigan Employment Security Agency began taking estimates in 1970. Job gains were centered in the service and goods producing sectors. Service employment moved up by 36,000, mainly in response to seasonal gains in retail trade and services following the arrival of warmer weather. Goods producing jobs climbed by 23,000 as a result of seasonal growth in the construction industry.

According to the August 1997 edition of World Trade, Detroit ranks first among US cities in exporting. From 1993 to 1995, Detroit experienced a surge in exporting of nearly 63%. This increase was driven by the trade flow between Mexico, Canada and the United States. Michigan was a major beneficiary of the North American Free Trade Agreement.

During the July quarter, the Michigan Senate tried to pass a bill to increase the state's gasoline tax by four cents a gallon in order to raise $400 million for Michigan's aging roads and bridges. The bill is still up for consideration.

At the close of the year ended July 31, 1997, Merrill Lynch Michigan Limited Maturity Municipal Bond Fund's net assets stood at approximately $4.3 million, a decrease of approximately 9% from the April quarter. As we discussed in our April shareholder letter, we maintained a maturity stance of approximately 4.3 years at the outset of the July quarter under the premise that growth in the second quarter would slow considerably from the rapid first quarter pace. This positioning, as well as some cash outflows, helped us move the Fund's maturity to a more aggressive 4.9 years in mid-May. This posture enhanced performance considerably as second quarter gross domestic product slowed to 2.2% from 4.9% in the first quarter and inflation as measured by the core producer price index and core consumer price index declined. Five-year municipal bond yields declined almost 65 basis points during this period.

We expect to maintain a less aggressive posture in the upcoming
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                                                                         Page 10

months as continued strong employment and personal income growth and a reacceleration of consumer spending could raise some inflationary concerns again in the marketplace. We will continue to monitor economic statistics closely in an effort to seek to enhance return while limiting any net asset value deterioration.

Merrill Lynch New Jersey Limited
Maturity Municipal Bond Fund
During much of the Fund's fiscal year, we maintained the Fund's average portfolio maturity at close to 5 years, the maximum allowed by the Fund's prospectus. This longer average portfolio maturity benefited the Fund's total returns because demand for New Jersey state-specific securities was strong. In addition, the short-term nature of the Fund offered an attractive alternative to a long-term bond fund without the same net asset value fluctuation. During the same period, cash reserves fluctuated between approximately 15%--20% of net assets. During much of the fiscal year, which was characterized by a favorable interest rate environment, we maintained the Fund's fully invested position, which contributed to the Fund's positive investment results. Our aggressive posture at the onset of the year provided the Fund with a core position of higher-yielding securities which also aided the Fund's performance.

New Jersey Governor Christine Todd Whitman signed a $16.8 billion budget for the fiscal year which began July 1, 1997, an increase of 5% as compared to last year's budget. Also during the three months ended July 31, 1997, the state sold $2.75 billion in Federally taxable pension bonds, the largest sale of long-term municipal debt. Proceeds from the sale were used to shore up the state's underfunded pension system. The state continues to see moderate economic growth, and in June the unemployment rate was 5.5%. This compares to a national rate of 4.8%. Since May 1992, New Jersey has recaptured 78% of the jobs lost in the lows of the recession.

For much of the three-month period ended July 31, 1997, we maintained cash reserves of approximately 23% of net assets and an average portfolio maturity of about 3.5 years. We maintained a defensive portfolio maturity strategy for most of the three-month period in response to the uncertainty surrounding Federal Reserve Board policy and the direction of short-term interest rates. In this environment, we believed that the municipal market was most vulnerable inside of ten years. In addition, demand for New Jersey municipal securities resulting from coupon payments in tandem with very little supply made New Jersey state-specific paper trade at aggressive levels for most of the three months. At July 31, 1997, we began to selectively extend the Fund's average portfolio maturity with the purchase of AAA-rated securities which we expect to outperform lesser-quality securities in turbulent markets.
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Merrill Lynch New York Limited
Maturity Municipal Bond Fund
During the Fund's fiscal year, we used periods of rising interest rates as buying opportunities to lock in attractive yields. Conversely, we used periods of falling interest rates to take advantage of market strength and to book capital gains. Additionally, quality spreads have narrowed so much, especially in the last six months, that purchases were concentrated on higher-rated securities since there was little yield advantage to purchasing lower-rated issuers. This strategy served to enhance the Fund's performance by maintaining a yield well above that of similar tax-exempt money funds, while at the same time keeping the net asset values of the Fund as stable as possible, especially as compared to longer-term bond funds.

During the quarter ended July 31, 1997, Governor Pataki and the state legislature finally passed a $68 billion budget, 121 days over the deadline. The budget included a $750 million increase in school aid and $2.2 billion in homeowner tax cuts over five years. The budget deal also seeks voter approval in November for a $2.4 billion bond act to build and repair schools with large increases in state budgets for additional construction over the next five years. On a negative note, the budget plan increases spending, is 5% larger than last year's budget and is $2 billion more than Governor Pataki originally proposed. The budget continues to avoid the state's structural fiscal shortcomings which have been glossed over by rising personal income, strong tax receipts and the profits generated by the strong stock market. The state continues to be fiscally vulnerable to a dip in consumer spending and a slowdown in economic performance.

According to a mid-year report on New York City's economy by State Comptroller
H. Carl McCall, personal income is on track to grow 6.6% this year. The securities industry is likely to generate $8 billion in profits for the city this year. Also, the city's real estate market continued to recover and inflation grew just 2.1%, the slowest first half pace since 1986.

At the close of the year ended July 31, 1997, Merrill Lynch New York Limited Maturity Municipal Bond Fund's net assets stood at approximately $14.6 million, a decrease of approximately 5% from the April quarter. As we discussed in our April shareholder letter, we had expected to maintain a more aggressive investment posture in the July quarter under the premise that growth in the second quarter would slow considerably from the rapid first quarter pace. This posture enhanced performance considerably as second quarter gross domestic product slowed to 2.2% from 4.9% in the first quarter and inflation as measured by the core producer price index and core consumer price index declined. Five-year municipal bond yields
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                                                                         Page 12

declined almost 65 basis points during this period.

We expect to maintain a less aggressive posture in the months ahead as continued strong employment and personal income growth and a reacceleration of consumer spending could raise some inflationary concerns among investors. We will continue to monitor economic statistics closely in an effort to seek to enhance return while limiting any net asset value deterioration.

Merrill Lynch Pennsylvania Limited
Maturity Municipal Bond Fund
During much of the fiscal year ended July 31, 1997, we maintained a somewhat defensive strategy in response to concerns surrounding Federal Reserve Board monetary policy. We maintained the Fund's average portfolio maturity in the 3.5-year--4.0-year range for much of the fiscal year which, together with a limited cash reserve position of 13%--15% of net assets, benefited the Fund's total returns in the favorable interest rate environment which characterized most of the Fund's fiscal year. Our aggressive stance in the beginning of the Fund's fiscal year provided us with a core position of higher-yielding securities which provided our shareholders with a more attractive yield than a money market fund.

During the three-month period ended July 31, 1997, the commonwealth of Pennsylvania's legislature approved its $17 billion budget. The budget included $167 million in tax cuts for businesses and an increase of 3.7% in commonwealth spending as compared to last year. Also during the three-month period, the Philadelphia Federal Reserve Board reported that business activity in the region had risen to its highest level in a year, signaling that manufacturing activity is picking up. In addition, job growth in the construction and service industries was strong.

During the July quarter, we maintained cash reserves of approximately 15% of net assets and an average portfolio maturity of 3.5 years. We maintained a somewhat defensive average portfolio maturity during the quarter because it appeared that the economy was continuing to operate at a very strong pace and that the Federal Reserve Board was likely to continue to raise short-term interest rates. Despite the fact that the Federal Reserve Board did not raise interest rates, the Fund's limited cash position aided its performance during the period because of the limited availability of Pennsylvania intermediate-term municipal bonds and because the Fund's aggressive stance at the onset of the year provided the Fund with a core position of higher-yielding securities. While the future direction of interest rates remains uncertain, the composition of the Fund leaves us positioned to perform well, in our view. We expect to maintain our current strategy in the coming months.
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Sincerely,





(Arthur Zeikel)
Arthur Zeikel
President





(Vincent R. Giordano)
Vincent R. Giordano
Senior Vice President




(Edward J. Andrews)
Edward J. Andrews
Vice President and Portfolio Manager




(Peter J. Hayes)
Peter J. Hayes
Vice President and Portfolio Manager




(Helen M. Sheehan)
Helen M. Sheehan
Vice President and Portfolio Manager



September 9, 1997



PERFORMANCE DATA


About Fund

Performance


Investors are able to purchase shares of the Trust through the Merrill Lynch Select Pricing SM System, which offers four pricing alternatives:

* Class A Shares incur a maximum initial sales charge (front-end load) of 1% and bear no ongoing distribution or account maintenance fees. Class A Shares are available only to eligible investors.

* Class B Shares are subject to a maximum contingent deferred sales charge of 1% if redeemed during the first year, decreasing 1% the next year to 0%. In addition, Class B Shares are subject to a distribution fee of 0.20% and an account maintenance fee of 0.15%. These shares automatically convert to Class D Shares after approximately 10 years. (There is no initial sales charge for automatic share conversions.)

* Class C Shares are subject to a distribution fee of 0.20% and an account maintenance fee of 0.15%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

* Class D Shares incur a maximum initial sales charge of 1% and an account maintenance fee of 0.10% (but no distribution fee).

None of the past results shown should be considered a representation of future performance. Figures shown in the "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.


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

Recent
Performance
Results*
                                                                                                                    Standardized
                                                                                             12 Month    3 Month    30-day Yield
                                                                         12 Month  3 Month    Total       Total        As of
                                              7/31/97   4/30/97  7/31/96 % Change  % Change   Return      Return      7/31/97
Arizona Limited Maturity Class A Shares       $10.17    $ 9.99   $10.08    +0.89%   +1.80%   +4.62%(1)   +2.72%(2)      3.37%
Arizona Limited Maturity Class B Shares        10.17      9.99    10.08    +0.89    +1.80    +4.25(3)    +2.63(4)       3.04
Arizona Limited Maturity Class C Shares        10.18     10.00    10.08    +0.99    +1.80    +4.55(5)    +2.68(6)       3.22
Arizona Limited Maturity Class D Shares        10.18     10.00    10.08    +0.99    +1.80    +4.62(7)    +2.70(8)       3.27
California Limited Maturity Class A Shares     10.22      9.98    10.05    +1.69    +2.40    +5.57(9)    +3.42(10)      3.46
California Limited Maturity Class B Shares     10.21      9.98    10.04    +1.69    +2.30    +5.20(11)   +3.23(12)      3.14
California Limited Maturity Class C Shares     10.22      9.98    10.05    +1.69    +2.40    +5.39(13)   +3.37(14)      3.32
California Limited Maturity Class D Shares     10.22      9.98    10.05    +1.69    +2.40    +5.47(15)   +3.39(16)      3.36
Florida Limited Maturity Class A Shares        10.07      9.86     9.96    +1.10    +2.13    +5.20(17)   +3.15(10)      3.51
Florida Limited Maturity Class B Shares        10.07      9.86     9.96    +1.10    +2.13    +4.83(18)   +3.06(12)      3.19
Florida Limited Maturity Class C Shares        10.00      9.80     9.90    +1.01    +2.04    +4.93(19)   +3.02(20)      3.37
Florida Limited Maturity Class D Shares        10.06      9.86     9.95    +1.11    +2.03    +5.10(21)   +3.02(22)      3.41
Massachusetts Limited Maturity Class A Shares  10.04      9.86     9.96    +0.80    +1.83    +4.86(23)   +2.86(24)      3.59
Massachusetts Limited Maturity Class B Shares  10.04      9.87     9.96    +0.80    +1.72    +4.49(7)    +2.66(2)       3.26
Massachusetts Limited Maturity Class C Shares  10.03      9.86     9.95    +0.80    +1.72    +4.70(19)   +2.72(22)      3.47
Massachusetts Limited Maturity Class D Shares  10.04      9.86     9.96    +0.80    +1.83    +4.76(25)   +2.84(26)      3.49
Michigan Limited Maturity Class A Shares       10.09      9.88     9.94    +1.51    +2.13    +5.61(27)   +3.16(24)      3.62
Michigan Limited Maturity Class B Shares       10.09      9.88     9.94    +1.51    +2.13    +5.22(13)   +3.06(2)       3.28
Michigan Limited Maturity Class C Shares       10.09      9.88     9.94    +1.51    +2.13    +5.22(28)   +3.05(12)      3.12
Michigan Limited Maturity Class D Shares       10.08      9.87     9.94    +1.41    +2.13    +5.40(29)   +3.14(22)      3.52
New Jersey Limited Maturity Class A Shares     10.14     10.00    10.11    +0.30    +1.40    +4.19(21)   +2.30(12)      3.32
New Jersey Limited Maturity Class B Shares     10.15     10.01    10.11    +0.40    +1.40    +3.92(30)   +2.21(31)      2.99
New Jersey Limited Maturity Class C Shares      9.19      9.06     9.16    +0.33    +1.43    +4.06(32)   +2.30(33)      3.20
New Jersey Limited Maturity Class D Shares     10.15     10.00    10.11    +0.40    +1.50    +4.18(34)   +2.38(35)      3.22
New York Limited Maturity Class A Shares       10.23      9.99    10.06    +1.69    +2.40    +6.09(36)   +3.53(37)      3.86
New York Limited Maturity Class B Shares       10.23      9.99    10.06    +1.69    +2.40    +5.71(38)   +3.43(39)      3.54
New York Limited Maturity Class C Shares       10.23      9.99    10.06    +1.69    +2.40    +5.91(40)   +3.48(41)      3.72
New York Limited Maturity Class D Shares       10.23      9.99    10.06    +1.69    +2.40    +5.98(42)   +3.50(43)      3.77
Pennsylvania Limited Maturity Class A Shares   10.23     10.07    10.11    +1.19    +1.59    +5.04(44)   +2.56(16)      3.41
Pennsylvania Limited Maturity Class B Shares   10.23     10.07    10.11    +1.19    +1.59    +4.66(45)   +2.47(6)       3.08
Pennsylvania Limited Maturity Class C Shares   10.27     10.11    10.15    +1.18    +1.58    +4.68(46)   +2.48(8)       3.15
Pennsylvania Limited Maturity Class D Shares   10.24     10.07    10.11    +1.29    +1.69    +5.04(47)   +2.64(20)      3.31

   *Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included.
 (1)Percent change includes reinvestment of $0.367 per share ordinary income dividends.
 (2)Percent change includes reinvestment of $0.091 per share ordinary income dividends.
 (3)Percent change includes reinvestment of $0.331 per share ordinary income dividends.
 (4)Percent change includes reinvestment of $0.082 per share ordinary income dividends.
 (5)Percent change includes reinvestment of $0.350 per share ordinary income dividends.
 (6)Percent change includes reinvestment of $0.087 per share ordinary income dividends.
 (7)Percent change includes reinvestment of $0.357 per share ordinary income dividends.
 (8)Percent change includes reinvestment of $0.089 per share ordinary income dividends.
 (9)Percent change includes reinvestment of $0.376 per share ordinary income dividends.
(10)Percent change includes reinvestment of $0.099 per share ordinary income dividends.
(11)Percent change includes reinvestment of $0.340 per share ordinary income dividends.
(12)Percent change includes reinvestment of $0.090 per share ordinary income dividends.
(13)Percent change includes reinvestment of $0.358 per share ordinary income dividends.
(14)Percent change includes reinvestment of $0.095 per share ordinary income dividends.
(15)Percent change includes reinvestment of $0.366 per share ordinary income dividends.
(16)Percent change includes reinvestment of $0.096 per share ordinary income dividends.
(17)Percent change includes reinvestment of $0.396 per share ordinary income dividends.
(18)Percent change includes reinvestment of $0.360 per share ordinary income dividends.
(19)Percent change includes reinvestment of $0.377 per share ordinary income dividends.
(20)Percent change includes reinvestment of $0.094 per share ordinary income dividends.
(21)Percent change includes reinvestment of $0.385 per share ordinary income dividends.
(22)Percent change includes reinvestment of $0.097 per share ordinary income dividends.
(23)Percent change includes reinvestment of $0.393 per share ordinary income dividends.
(24)Percent change includes reinvestment of $0.100 per share ordinary income dividends.
(25)Percent change includes reinvestment of $0.383 per share ordinary income dividends.
(26)Percent change includes reinvestment of $0.098 per share ordinary income dividends.
(27)Percent change includes reinvestment of $0.394 per share ordinary income dividends.
(28)Percent change includes reinvestment of $0.359 per share ordinary income dividends.
(29)Percent change includes reinvestment of $0.384 per share ordinary income dividends.
(30)Percent change includes reinvestment of $0.349 per share ordinary income dividends.
(31)Percent change includes reinvestment of $0.081 per share ordinary income dividends.

(32)Percent change includes reinvestment of $0.335 per share ordinary income dividends.
(33)Percent change includes reinvestment of $0.078 per share ordinary income dividends.
(34)Percent change includes reinvestment of $0.375 per share ordinary income dividends.
(35)Percent change includes reinvestment of $0.088 per share ordinary income dividends.
(36)Percent change includes reinvestment of $0.427 per share ordinary income dividends.
(37)Percent change includes reinvestment of $0.110 per share ordinary income dividends.
(38)Percent change includes reinvestment of $0.391 per share ordinary income dividends.
(39)Percent change includes reinvestment of $0.101 per share ordinary income dividends.
(40)Percent change includes reinvestment of $0.410 per share ordinary income dividends.
(41)Percent change includes reinvestment of $0.106 per share ordinary income dividends.
(42)Percent change includes reinvestment of $0.417 per share ordinary income dividends.
(43)Percent change includes reinvestment of $0.108 per share ordinary income dividends.
(44)Percent change includes reinvestment of $0.379 per share ordinary income dividends.
(45)Percent change includes reinvestment of $0.342 per share ordinary income dividends.
(46)Percent change includes reinvestment of $0.346 per share ordinary income dividends.
(47)Percent change includes reinvestment of $0.369 per share ordinary income dividends.



PERFORMANCE DATA (continued)


Arizona Limited
Maturity

Total Return
Based on a $10,000
Investment


A line graph depicting the growth of an investment in the Fund's Class A Shares and Class B Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:


                                    11/26/93**     7/97
Arizona Limited Maturity++--
Class A Shares*                     $ 9,900        $11,606

Arizona Limited Maturity++--
Class B Shares*                     $10,000        $11,571

Merrill Lynch U1AO Index++++        $10,000        $11,721

A line graph depicting the growth of an investment in the Fund's Class C Shares and Class D Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                    10/21/94**     7/97
Arizona Limited Maturity++--
Class C Shares*                     $10,000        $11,380

Arizona Limited Maturity++--
Class D Shares*                     $ 9,900        $11,350

Merrill Lynch U1AO Index++++        $10,000        $11,478

   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of Operations.
  ++Arizona Limited Maturity invests in a portfolio of securities consisting primarily of intermediate-term investment-grade obligations issued by or on behalf of the State of Arizona or its political subdivisions, agencies or instrumentalities, and obligations of other qualifying issuers.
++++This unmanaged Index is comprised of AAA-rated bonds maturing within three years.

    Past performance is not predictive of future performance.


Arizona Limited
Maturity

Average Annual
Total Return



                                      % Return Without % Return With
Class A Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +4.16%         +3.11%
Inception (11/26/93) through 6/30/97       +4.21          +3.92

                                        % Return       % Return
Class B Shares++                       Without CDSC   With CDSC++++
Year Ended 6/30/97                         +3.78%         +2.78%
Inception (11/26/93) through 6/30/97       +3.84          +3.84

                                        % Return       % Return
Class C Shares++                       Without CDSC   With CDSC++++
Year Ended 6/30/97                         +3.98%         +2.98%
Inception (10/21/94) through 6/30/97       +4.51          +4.51


                                     % Return Without % Return With
Class D Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +4.05%         +3.01%
Inception (10/21/94) through 6/30/97       +4.79          +4.40

   *Maximum sales charge is 1%.
  **Assuming maximum sales charge.
  ++Maximum contingent deferred sales charge is 1% and reduced to 0% after 1 year.
++++Assuming payment of applicable contingent deferred sales charge.


California Limited
Maturity

Total Return
Based on a $10,000
Investment


A line graph depicting the growth of an investment in the Fund's Class A Shares and Class B Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:


                                    11/25/93**     7/97
California Limited Maturity++--
Class A Shares*                     $ 9,900        $11,682

California Limited Maturity++--
Class B Shares*                     $10,000        $11,636

Merrill Lynch U1AO Index++++        $10,000        $11,721

A line graph depicting the growth of an investment in the Fund's Class C Shares and Class D Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                    10/21/94**     7/97
California Limited Maturity++--
Class C Shares*                     $10,000        $11,614

California Limited Maturity++--
Class D Shares*                     $ 9,900        $11,545

Merrill Lynch U1AO Index++++        $10,000        $11,478

   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of Operations.
  ++California Limited Maturity invests in a portfolio of securities consisting primarily of intermediate-term investment-grade obligations issued by or on behalf of the State of California or its political subdivisions, agencies or instrumentalities, and obligations of other qualifying issuers.
++++This unmanaged Index is comprised of AAA-rated bonds maturing within three years.

    Past performance is not predictive of future performance.


California Limited
Maturity

Average Annual
Total Return


California Limited Maturity

                                                                         Page 21

                                     % Return Without % Return With
Class A Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +5.13%         +4.08%
Inception (11/26/93) through 6/30/97       +4.31          +4.02

                                        % Return        % Return
Class B Shares++                       Without CDSC    With CDSC++++
Year Ended 6/30/97                         +4.66%         +3.66%
Inception (11/26/93) through 6/30/97       +3.91          +3.91

                                        % Return        % Return
Class C Shares++                       Without CDSC    With CDSC++++
Year Ended 6/30/97                         +4.96%         +3.96%
Inception (10/21/94) through 6/30/97       +5.17          +5.17

                                     % Return Without % Return With
Class D Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +5.03%         +3.98%
Inception (10/21/94) through 6/30/97       +5.33          +4.94

   *Maximum sales charge is 1%.
  **Assuming maximum sales charge.
  ++Maximum contingent deferred sales charge is 1% and reduced to 0% after
    1 year.
++++Assuming payment of applicable contingent deferred sales charge.


PERFORMANCE DATA (continued)


Florida Limited
Maturity

Total Return
Based on a $10,000
Investment


A line graph depicting the growth of an investment in the Fund's Class A Shares and Class B Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                                                         Page 22

                                    11/26/93**     7/97
Florida Limited Maturity++--
Class A Shares*                     $ 9,900        $11,554

Florida Limited Maturity++--
Class B Shares*                     $10,000        $11,521

Merrill Lynch U1AO Index++++        $10,000        $11,721

A line graph depicting the growth of an investment in the Fund's Class C Shares and Class D Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                    10/21/94**     7/97
Florida Limited Maturity++--
Class C Shares*                     $10,000        $11,360

Florida Limited Maturity++--
Class D Shares*                     $ 9,900        $11,406

Merrill Lynch U1AO Index++++        $10,000        $11,478

   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of Operations.
  ++Florida Limited Maturity invests in a portfolio of securities consisting primarily of intermediate-term investment-grade obligations issued by or on behalf of the State of Florida or its political subdivisions, agencies or instrumentalities, and obligations of other qualifying issuers.
++++This unmanaged Index is comprised of AAA-rated bonds maturing within three years.

    Past performance is not predictive of future performance.


Florida Limited
Maturity

Average Annual
Total Return


Florida Limited Maturity


                                     % Return Without % Return With
Class A Shares*                        Sales Charge   Sales Charge**
Year Ended 6/30/97                         +4.79%         +3.74%
Inception (11/26/93) through 6/30/97       +4.04          +3.75

                                        % Return        % Return
Class B Shares++                       Without CDSC    With CDSC++++
Year Ended 6/30/97                         +4.42%         +3.42%
Inception (11/26/93) through 6/30/97       +3.67          +3.67

                                        % Return        % Return
Class C Shares++                       Without CDSC    With CDSC++++
Year Ended 6/30/97                         +4.62%         +3.62%
Inception (10/21/94) through 6/30/97       +4.42          +4.42

                                     % Return Without % Return With
Class D Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +4.68%         +3.64%
Inception (10/21/94) through 6/30/97       +4.97          +4.58

   *Maximum sales charge is 1%.
  **Assuming maximum sales charge.
  ++Maximum contingent deferred sales charge is 1% and reduced to 0% after 1 year.
++++Assuming payment of applicable contingent deferred sales charge.


Massachusetts Limited
Maturity

Total Return
Based on a $10,000
Investment

A line graph depicting the growth of an investment in the Fund's Class A Shares and Class B Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                                                         Page 24

                                    11/26/93**     7/97
Massachusetts Limited Maturity++--
Class A Shares*                     $ 9,900        $11,550

Massachusetts Limited Maturity++--
Class B Shares*                     $10,000        $11,514

Merrill Lynch U1AO Index++++        $10,000        $11,721

A line graph depicting the growth of an investment in the Fund's Class C Shares and Class D Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                    10/21/94**     7/97
Massachusetts Limited Maturity++--
Class C Shares*                     $10,000        $11,413

Massachusetts Limited Maturity++--
Class D Shares*                     $ 9,900        $11,332

Merrill Lynch U1AO Index++++        $10,000        $11,478

   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of Operations.
  ++Massachusetts Limited Maturity invests in a portfolio of securities consisting primarily of intermediate-term investment-grade obligations issued by or on behalf of the Commonwealth of Massachusetts or its political subdivisions, agencies or instrumentalities, and obligations of other qualifying issuers.
++++This unmanaged Index is comprised of AAA-rated bonds maturing within three years.

    Past performance is not predictive of future performance.

Massachusetts
Limited Maturity

Average Annual
Total Return

Massachusetts Limited Maturity

                                     % Return Without % Return With
Class A Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +4.53%         +3.48%
Inception (11/26/93) through 6/30/97       +4.08          +3.79

                                        % Return        % Return
Class B Shares++                       Without CDSC    With CDSC++++
Year Ended 6/30/97                         +4.15%         +3.15%
Inception (11/26/93) through 6/30/97       +3.71          +3.71

                                        % Return        % Return
Class C Shares++                       Without CDSC    With CDSC++++
Year Ended 6/30/97                         +4.37%         +3.37%
Inception (10/21/94) through 6/30/97       +4.63          +4.63

                                     % Return Without % Return With
Class D Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +4.32%         +3.28%
Inception (10/21/94) through 6/30/97       +4.71          +4.32

   *Maximum sales charge is 1%.
  **Assuming maximum sales charge.
  ++Maximum contingent deferred sales charge is 1% and reduced to 0% after 1 year.
++++Assuming payment of applicable contingent deferred sales charge.

Michigan Limited
Maturity

Total Return
Based on a $10,000
Investment

A line graph depicting the growth of an investment in the Fund's Class A Shares and Class B Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                    11/26/93**     7/97
Michigan Limited Maturity++--
Class A Shares*                     $ 9,900        $11,592

Michigan Limited Maturity++--
Class B Shares*                     $10,000        $11,553

Merrill Lynch U1AO Index++++        $10,000        $11,721

A line graph depicting the growth of an investment in the Fund's Class C Shares and Class D Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                    10/21/94**     7/97
Michigan Limited Maturity++--
Class C Shares*                     $10,000        $11,445

Michigan Limited Maturity++--
Class D Shares*                     $ 9,900        $11,441

Merrill Lynch U1AO Index++++        $10,000        $11,478

   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of Operations.
  ++Michigan Limited Maturity invests in a portfolio of securities consisting primarily of intermediate-term investment-grade obligations issued by or on behalf of the State of Michigan or its political subdivisions, agencies or instrumentalities, and obligations of other qualifying issuers.
++++This unmanaged Index is comprised of AAA-rated bonds maturing within three years.

    Past performance is not predictive of future performance.

Michigan Limited
Maturity

Average Annual
Total Return

Michigan Limited Maturity

                                     % Return Without % Return With
Class A Shares*                        Sales Charge    Sales Charge**

Year Ended 6/30/97                         +4.87%         +3.82%
Inception (11/26/93) through 6/30/97       +4.10          +3.81

                                        % Return        % Return
Class B Shares++                       Without CDSC    With CDSC++++
Year Ended 6/30/97                         +4.49%         +3.49%
Inception (11/26/93) through 6/30/97       +3.72          +3.72

                                        % Return        % Return
Class C Shares++                       Without CDSC    With CDSC++++
Year Ended 6/30/97                         +4.50%         +3.50%
Inception (10/21/94) through 6/30/97       +4.64          +4.64

                                     % Return Without % Return With
Class D Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +4.77%         +3.72%
Inception (10/21/94) through 6/30/97       +5.00          +4.61

   *Maximum sales charge is 1%.
  **Assuming maximum sales charge.
  ++Maximum contingent deferred sales charge is 1% and reduced to 0%
    after 1 year.
++++Assuming payment of applicable contingent deferred sales charge.


New Jersey
Limited Maturity

Total Return
Based on a $10,000
Investment

New Jersey Limited Maturity

A line graph depicting the growth of an investment in the Fund's
Class A Shares and Class B Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                    11/26/93**     7/97
New Jersey Limited Maturity++--
Class A Shares*                     $ 9,900        $11,581

New Jersey Limited Maturity++--
Class B Shares*                     $10,000        $11,556

Merrill Lynch U1AO Index++++        $10,000        $11,721

A line graph depicting the growth of an investment in the Fund's
Class C Shares and Class D Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                    10/21/94**     7/97
New Jersey Limited Maturity++--
Class C Shares*                     $10,000        $10,313

New Jersey Limited Maturity++--
Class D Shares*                     $ 9,900        $11,368

Merrill Lynch U1AO Index++++        $10,000        $11,478

   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of Operations.
  ++New Jersey Limited Maturity invests in a portfolio of securities consisting primarily of intermediate-term investment-grade obligations issued by or on behalf of the State of New Jersey or its political subdivisions, agencies or instrumentalities, and obligations of other qualifying issuers.
++++This unmanaged Index is comprised of AAA-rated bonds maturing within three years.

    Past performance is not predictive of future performance.


New Jersey
Limited Maturity

Average Annual
Total Return

New Jersey Limited Maturity

                                     % Return Without % Return With
Class A Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +4.12%         +3.08%

Inception (11/26/93) through 6/30/97       +4.20          +3.91

                                        % Return        % Return
Class B Shares++                       Without CDSC    With CDSC++++
Year Ended 6/30/97                         +3.75%         +2.75%
Inception (11/26/93) through 6/30/97       +3.83          +3.83

                                        % Return       % Return
Class C Shares++                       Without CDSC   With CDSC++++
Year Ended 6/30/97                         +3.98%         +2.98%
Inception (10/21/94) through 6/30/97       +0.80          +0.80

                                     % Return Without % Return With
Class D Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +4.02%         +2.98%
Inception (10/21/94) through 6/30/97       +4.89          +4.50

   *Maximum sales charge is 1%.
  **Assuming maximum sales charge.
  ++Maximum contingent deferred sales charge is 1% and reduced to 0%
    after 1 year.
++++Assuming payment of applicable contingent deferred sales charge.


PERFORMANCE DATA (concluded)


New York Limited
Maturity

Total Return
Based on a $10,000
Investment

A line graph depicting the growth of an investment in the Fund's
Class A Shares and Class B Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                    11/26/93**     7/97
New York Limited Maturity++--
Class A Shares*                     $ 9,900        $11,820

New York Limited Maturity++--
Class B Shares*                     $10,000        $11,784

Merrill Lynch U1AO Index++++        $10,000        $11,721

A line graph depicting the growth of an investment in the Fund's
Class C Shares and Class D Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                    10/21/94**     7/97
New York Limited Maturity++--
Class C Shares*                     $10,000        $11,703

New York Limited Maturity++--
Class D Shares*                     $ 9,900        $11,646

Merrill Lynch U1AO Index++++        $10,000        $11,478

   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of Operations.
  ++New York Limited Maturity invests in a portfolio of securities consisting primarily of intermediate-term investment-grade obligations issued by or on behalf of the State of New York or its political subdivisions, agencies or instrumentalities, and obligations of other qualifying issuers.
++++This unmanaged Index is comprised of AAA-rated bonds maturing within three years.

    Past performance is not predictive of future performance.


New York Limited
Maturity

Average Annual
Total Return

New York Limited Maturity

                                     % Return Without % Return With
Class A Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +5.25%         +4.20%

Inception (11/26/93) through 6/30/97       +4.61          +4.32

                                        % Return        % Return
Class B Shares++                       Without CDSC    With CDSC++++
Year Ended 6/30/97                         +4.87%         +3.87%
Inception (11/26/93) through 6/30/97       +4.24          +4.24

                                        % Return        % Return
Class C Shares++                       Without CDSC    With CDSC++++
Year Ended 6/30/97                         +5.07%         +4.07%
Inception (10/21/94) through 6/30/97       +5.42          +5.42


                                     % Return Without % Return With
Class D Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +5.14%         +4.09%
Inception (10/21/94) through 6/30/97       +5.66          +5.27

   *Maximum sales charge is 1%.
  **Assuming maximum sales charge.
  ++Maximum contingent deferred sales charge is 1% and reduced to 0%
    after 1 year.
++++Assuming payment of applicable contingent deferred sales charge.


Pennsylvania
Limited Maturity

Total Return
Based on a $10,000
Investment


A line graph depicting the growth of an investment in the Fund's
Class A Shares and Class B Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                    11/26/93**     7/97
Pennsylvania Limited Maturity++--
Class A Shares*                     $ 9,900        $11,684

Pennsylvania Limited Maturity++--
Class B Shares*                     $10,000        $11,648

Merrill Lynch U1AO Index++++        $10,000        $11,721

A line graph depicting the growth of an investment in the Fund's
Class C Shares and Class D Shares compared to growth of an investment in the ML U1AO Index. Beginning and ending values are:

                                    10/21/94**     7/97
Pennsylvania Limited Maturity++--
Class C Shares*                     $10,000        $11,536

Pennsylvania Limited Maturity++--
Class D Shares*                     $ 9,900        $11,482

Merrill Lynch U1AO Index++++        $10,000        $11,478

   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of Operations.
  ++Pennsylvania Limited Maturity invests in a portfolio of securities consisting primarily of intermediate-term investment-grade obligations issued by or on behalf of the Commonwealth of Pennsylvania or its political subdivisions, agencies or instrumentalities, and obligations of other qualifying issuers.
++++This unmanaged Index is comprised of AAA-rated bonds maturing within three years.

    Past performance is not predictive of future performance.


Pennsylvania
Limited Maturity

Average Annual
Total Return

Pennsylvania Limited Maturity

                                     % Return Without % Return With
Class A Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +4.63%         +3.58%
Inception (11/26/93) through 6/30/97       +4.43          +4.14

                                        % Return       % Return
Class B Shares++                       Without CDSC   With CDSC++++
Year Ended 6/30/97                         +4.25%         +3.25%
Inception (11/26/93) through 6/30/97       +4.05          +4.05

                                        % Return        % Return
Class C Shares++                       Without CDSC    With CDSC++++
Year Ended 6/30/97                         +4.27%         +3.27%
Inception (10/21/94) through 6/30/97       +5.07          +5.07

                                     % Return Without % Return With
Class D Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +4.42%         +3.38%
Inception (10/21/94) through 6/30/97       +5.24          +4.84

   *Maximum sales charge is 1%.
  **Assuming maximum sales charge.
  ++Maximum contingent deferred sales charge is 1% and reduced to 0%
    after 1 year.
++++Assuming payment of applicable contingent deferred sales charge.



Portfolio
Abbreviations

To simplify the listings of Merrill Lynch Multi-State Limited
Maturity Municipal Series Trust's portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list at right.

ACES SM  Adjustable Convertible Extendable
           Securities
AMT      Alternative Minimum Tax (subject to)
BAN      Bond Anticipation Notes
COP      Certificates of Participation
EDA      Economic Development Authority
GO       General Obligation Bonds
IDA      Industrial Development Authority
IDR      Industrial Development Revenue Bonds
M/F      Multi-Family

PCR      Pollution Control Revenue Bonds
TRAN     Tax Revenue AnticipationNotes
UT       Unlimited Tax
VRDN     Variable Rate Demand Notes



SCHEDULE OF INVESTMENTS                                                                                       (in Thousands)

                   Arizona Limited Maturity Municipal Bond Fund

                   S&P      Moody's    Face                                                                          Value
STATE              Ratings  Ratings   Amount  Issue                                                                (Note 1a)
Arizona--87.1%     A-1      P1       $  100   Apache County, Arizona, IDA, IDR (Tucson Electric Power--
                                              Springerville Project), VRDN, Series C, 3.75% due 12/15/2018 (a)       $   100
                   A1+      VMIG1++     100   Arizona Health Facilities Authority Revenue Bonds (Arizona
                                              Voluntary Hospital Federation), VRDN, Series B, 3.70% due
                                              10/01/2015 (a)(c)                                                          100
                   AAA      Aaa         200   Arizona State Transportation Board, Excise Tax Revenue Bonds
                                              (Maricopa County Regional Area Roads), Series A, 5.75% due
                                              7/01/2004 (b)                                                              217
                   NR*      Aaa         100   Arizona Water Infrastructure, Finance Authority Revenue Bonds
                                              (Water Quality Financial Assistance), Series A, 4.50% due
                                              7/01/2003 (d)                                                              101
                   AA-      A1          200   Central Arizona Water Conservation District, Contract Revenue
                                              Bonds (Central Arizona Project), Series B, 6.50% due 5/01/2001 (e)         220
                   NR*      VMIG1++     120   Chandler, Arizona, IDA, IDR, Refunding (SMP II, LP), VRDN, 3.50%
                                              due 12/01/2015 (a)                                                         120
                   A1+      P1          100   Maricopa County, Arizona, Pollution Control Corporation, PCR,
                                              Refunding (Arizona Public Service Company), VRDN, Series B, 3.55%
                                              due 5/01/2029 (a)                                                          100
                   AAA      Aaa         480   Phoenix, Arizona, Airport Revenue Refunding Bonds, AMT, Series C,
                                              5.70% due 7/01/2003 (d)                                                    512
                   AA-      Aa          200   Phoenix, Arizona, Civic Improvement Corporation, Water System
                                              Revenue Bonds, Junior Lien, 5% due 7/01/2006                               208
                   AA+      Aa1         250   Phoenix, Arizona, Refunding, UT, 5.70% due 7/01/1999                       258
                   A+       Aa          200   Pima County, Arizona, Refunding, Series A, 5.60% due 7/01/1999             206
                   AAA      Aaa         200   Pima County, Arizona, Sewer Revenue Bonds, 6.20% due 7/01/2002
                                              (b)(e)                                                                     220
                   A1+      P1          100   Pinal County, Arizona, IDA, PCR (Magma Copper/Newmont Mining
                                              Corporation), VRDN, 3.70% due 12/01/2009 (a)                               100
                   A1+      NR*         100   Tempe, Arizona, IDA, M/F Revenue Bonds (Elliots Crossing), VRDN,
                                              3.754% due 10/01/2008 (a)                                                  100
                   A+       A1          150   Tucson, Arizona, Street and Highway User Revenue Refunding Bonds,
                                              5.90% due 7/01/2003                                                        163
                   AAA      Aaa         200   Yuma County, Arizona, Jail District Revenue Bonds, 4.30% due
                                              7/01/1999 (b)                                                              201

Puerto Rico--      A1+      VMIG1++     100   Puerto Rico Commonwealth, Government Development Bank, Refunding,
3.0%                                          VRDN, 3.25% due 12/01/2015 (a)                                             100

                   Total Investments (Cost--$2,939)--90.1%                                                             3,026

                   Other Assets Less Liabilities--9.9%                                                                   331
                                                                                                                     -------
                   Net Assets--100.0%                                                                                $ 3,357
                                                                                                                     =======

                   (a)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at July 31, 1997.
                   (b)AMBAC Insured.
                   (c)FGIC Insured.
                   (d)MBIA Insured.
                   (e)Prerefunded.
                     *Not Rated.
                    ++Highest short-term rating by Moody's Investors Service,
                   Inc. Ratings of issues shown have not been audited by Deloitte & Touche LLP.

                   See Notes to Financial Statements.


                   California Limited Maturity Municipal Bond Fund

                   S&P      Moody's    Face                                                                          Value
STATE              Ratings  Ratings   Amount  Issue                                                                (Note 1a)
California--97.0%  NR*      A1       $  500   California Educational Facilities Authority, Revenue Refunding
                                              Bonds (Loyola Marymount University), 5.70% due 10/01/2002              $   537
                   AAA      Aaa         500   California Health Facilities Financing Authority, Revenue
                                              Refunding Bonds (Catholic Healthcare West), Series A, 5.30% due
                                              7/01/2003 (d)                                                              528
                   A-1      VMIG1++     200   California Pollution Control Financing Authority, Resource
                                              Recovery Revenue Bonds (Atlantic Richfield Company Project), VRDN,
                                              AMT, Series A, 3.55% due 12/01/2024 (a)                                    200
                   AA       Aaa         500   California State Department of Water Resources, Water System
                                              Revenue Bonds (Central Valley Project), Series I, 6.95% due
                                              6/01/2000 (e)                                                              547
                                              California State, GO, UT:
                   A+       A1          750      6.75% due 10/01/2003                                                    855
                   AAA      Aaa         750      6.35% due 11/01/2004 (b)                                                848
                                              California State Public Works Board, Lease Revenue Bonds,
                                              Series A (e):

                   AAA      Aaa         600   (Department of Corrections--State Prison/Central California
                                              Women's Facility, Madera County), 7% due 9/01/2000                         664
                   AAA      Aaa         500   (Various University of California Projects), 6.40% due
                                              12/01/2002 (d)                                                             564
                   AAA      Aaa         500   California Statewide Communities Development Authority, Lease
                                              Revenue Refunding Bonds (Oakland Convention Center Project),
                                              5.70% due 10/01/2002 (d)                                                   537
                   NR*      Aa2         100   California Statewide Communities Development Authority, Solid Waste
                                              Facilities Revenue Bonds (Chevron U.S.A. Inc. Project), VRDN, AMT,
                                              3.50% due 12/15/2024 (a)                                                   100
                   AAA      Aaa         500   Contra Costa, California, Transportation Authority, Sales Tax
                                              Revenue Bonds, Series A, 6% due 3/01/2007 (b)                              561
                   A+       NR*         700   East Bay, California, Municipal Utility District, Water System
                                              Revenue Bonds, Sub-Series, 7.40% due 6/01/2000 (e)                         776
                   AAA      Aaa         200   Los Angeles, California, Department of Airports, Airport Revenue
                                              Refunding Bonds, Series A, 6% due 5/15/2005 (b)                            222
                   A+       Aa3         650   Los Angeles, California, Department of Water and Power, Electric
                                              Plant Revenue Bonds, 6% due 4/01/2002                                      702
                                              Los Angeles, California, Harbor Department Revenue Bonds, AMT,
                                              Series B:
                   AA       Aa3         275      6% due 8/01/2000                                                        289
                   AA       Aa3         295      6% due 8/01/2001                                                        314
                   AA       Aa3         500      6% due 8/01/2004                                                        542
                                              Los Angeles County, California, Metropolitan Transportation
                                              Authority, Sales Tax Revenue Bonds (Proposition C--Second Senior):
                   A1+      VMIG1++     200      Refunding, VRDN, Series A, 3.35% due 7/01/2020 (a)(c)                   200
                   AAA      Aaa         400      Series B, 8% due 7/01/2003 (d)                                          478
                   AA-      Aa1       1,000   Los Angeles County, California, Public Works Financing Authority,
                                              Revenue Refunding Bonds (Capital Construction), 4.80% due 3/01/2004      1,025
                   AA       Aa          700   Metropolitan Water District, Southern California, Waterworks Revenue
                                              Bonds, 5.60% due 7/01/2006                                                 747
                   AAA      Aaa         700   San Francisco, California, City and County Sewer Revenue Bonds,
                                              Series A, 5.375% due 10/01/1999 (b)                                        722
                   AAA      Aaa         500   Santa Clara County, California, Financing Authority, Lease Revenue
                                              Bonds (VMC Facility Replacement Project), Series A, 5.80% due
                                              11/15/2000 (d)                                                             529
                   SP1+     MIG1++      600   Santa Clara County, California, TRAN, 4.75% due 10/01/1998                 606
                   AAA      Aaa         500   University of California, Revenue Refunding Bonds (Multi-Purpose
                                              Projects), Series C, 10% due 9/01/2001 (d)                                 610

Puerto Rico--      A1+      VMIG1++     200   Puerto Rico Commonwealth, Government Development Bank, Refunding,
1.4%                                          VRDN, 3.25% due 12/01/2015 (a)                                             200

                   Total Investments (Cost--$13,139)--98.4%                                                           13,903

                   Other Assets Less Liabilities--1.6%                                                                   226
                                                                                                                     -------
                   Net Assets--100.0%                                                                                $14,129
                                                                                                                     =======

                   (a)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at July 31, 1997.
                   (b)FGIC Insured.
                   (c)MBIA Insured.
                   (d)AMBAC Insured.
                   (e)Prerefunded.
                     *Not Rated.
                    ++Highest short-term ratings by Moody's Investors Service,
                   Inc. Ratings of issues shown have not been audited by Deloitte & Touche LLP.

                   See Notes to Financial Statements.


SCHEDULE OF INVESTMENTS (continued)

                   Florida Limited Maturity Municipal Bond Fund

                   S&P      Moody's    Face                                                                          Value
STATE              Ratings  Ratings   Amount  Issue                                                                (Note 1a)
Florida--95.5%     AAA      Aaa     $ 1,000   Broward County, Florida, School District, UT, 7.125% due
                                              2/15/1999 (f)                                                          $ 1,066
                                              Dade County, Florida, Aviation Revenue Refunding Bonds,
                                              Series A (b):
                   AAA      Aaa         300      5.60% due 10/01/2004                                                    323
                   AAA      Aaa       1,000      AMT, 5.25% due 10/01/1997                                             1,002
                   AA-      VMIG1++     400   Dade County, Florida, IDA, Exempt Facilities Revenue Refunding
                                              Bonds (Florida Power and Light Company), VRDN, 3.60% due
                                              6/01/2021 (a)                                                              400
                   AAA      Aaa       1,000   Dade County, Florida, School District, UT, 5.75% due 8/01/2001 (c)       1,060
                   AAA      Aaa       1,185   Dunedin, Florida, Hospital Revenue Bonds (Mease Health Care),
                                              6.75% due 11/15/2001 (d)(f)                                              1,327
                                              Florida State Board of Education, Capital Outlay (Public
                                              Education):
                   AA+      Aa2         850      Refunding, 5.50% due 6/01/2001                                          893
                   AAA      Aaa       1,000      Refunding, Series A, 7.25% due 6/01/2000 (f)                          1,103
                   AA+      Aa2       1,000      Series B, 5.625% due 6/01/2005                                        1,082
                   AAA      Aaa         800   Florida State Board of Regents, University System Improvement
                                              Revenue Bonds, 7% due 7/01/2004 (d)                                        927
                   AAA      Aaa         580   Florida State Department of Transportation Revenue Bonds (Alligator
                                              Alley), 6.25% due 7/01/2007 (c)                                            660
                                              Florida State Division, Bond Finance Department, General Services
                                              Revenue Bonds (Department of Natural Resources), Series A:
                   AAA      Aaa       1,900      (Preservation 2000), 6.40% due 7/01/2002 (b)                          2,084

                   AAA      Aaa       1,730      Refunding (Save Our Coast), 6.30% due 7/01/2004 (d)                   1,864
                   A        A3          100   Hillsborough County, Florida, Capital Improvement Revenue Bonds
                                              (County Center Project), Second Series, 6.75% due 7/01/2002 (f)            113
                                              Jacksonville, Florida, Electric Authority, Revenue Refunding Bonds
                                              (Saint John's River), Issue 2:
                   AA       Aa1       1,000      Series 6-C, 6.50% due 10/01/2001                                      1,086
                   AA       Aa1       1,000      (Special Obligation), Series 6-B, 6.65% due 10/01/2002                1,087
                   AAA      Aaa       1,000   Jacksonville, Florida, Excise Taxes Revenue Bonds, AMT, Series B,
                                              5.20% due 10/01/2004 (c)                                                 1,037
                   NR*      VMIG1++     900   Jacksonville, Florida, Health Facilities Authority, Hospital
                                              Revenue Refunding Bonds (Genesis Rehabilitation Hospital), VRDN,
                                              3.65% due 5/01/2021 (a)                                                    900
                   AAA      Aaa       1,200   North Miami, Florida, Health Facilities Authority, Health Facility
                                              Revenue Bonds (Bon Secours Health System Project), 6% due 8/15/2002
                                              (e)(f)                                                                   1,317
                   AA-      Aaa       1,000   Orlando, Florida, Utilities Commission, Water and Electric Revenue
                                              Bonds, Series A, 6.50% due 10/01/2001 (f)                                1,109
                   AAA      Aaa       1,000   Palm Bay, Florida, Utility Revenue Bonds (Palm Bay Utility
                                              Corporation Project), Series B, 6.20% due 10/01/2002 (d)(f)              1,109
                   NR*      Baa1      1,360   Pembroke Pines, Florida, Special Assessment No. 94-1, 4.80% due
                                              11/01/1998                                                               1,372
                   A1+      VMIG1++     200   Saint Lucie County, Florida, PCR, Refunding (Florida Power and
                                              Light Company Project), VRDN, 3.55% due 1/01/2026 (a)                      200
                   AAA      Aaa       1,235   Saint Lucie County, Florida, School Board, COP, Series A, 7.25%
                                              due 7/01/2000 (b)(f)                                                     1,366

Puerto Rico--4.1%  A        Baa1      1,000   Puerto Rico Commonwealth, Refunding, Improvement Bonds, UT, 5.30%
                                              due 7/01/2004                                                            1,045

                   Total Investments (Cost--$24,755)--99.6%                                                           25,532

                   Other Assets Less Liabilities--0.4%                                                                    98
                                                                                                                     -------
                   Net Assets--100.0%                                                                                $25,630
                                                                                                                     =======

                   (a)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at July 31, 1997.
                   (b)AMBAC Insured.
                   (c)FGIC Insured.
                   (d)MBIA Insured.
                   (e)FSA Insured.
                   (f)Prerefunded.
                     *Not Rated.
                    ++Highest short-term rating by Moody's Investors Service,
                   Inc. Ratings of issues shown have not been audited by Deloitte & Touche LLP.

                   See Notes to Financial Statements.


                   Massachusetts Limited Maturity Municipal Bond Fund

                   S&P      Moody's    Face                                                                          Value
STATE              Ratings  Ratings   Amount  Issue                                                                (Note 1a)
Massachusetts--    NR*      A1       $  285   Boston, Massachusetts, Economic Development and Industrial
95.3%                                         Corporation, Public Parking Facility, Series 1990,
                                              5% due 7/01/2015                                                       $   290
                   AAA      Aaa         250   Boston, Massachusetts, GO, UT, Series A, 5% due 11/01/2004 (e)             259
                   AAA      Aaa         300   Chelsea, Massachusetts, School Project Loan Act of 1948, UT, 6%
                                              due 6/15/2002 (b)                                                          323
                   AAA      Aaa         215   Fall River, Massachusetts, GO, 6.30% due 6/01/1998 (d)                     219
                   NR*      Aa3         225   Framingham, Massachusetts, GO, 4.50% due 7/15/2005                         227
                   AAA      Aaa         200   Lynn, Massachusetts, Water and Sewer Commission, Refunding, 4.95%
                                              due 12/01/2002 (e)                                                         206
                   A+       A1          100   Massachusetts Bay Transportation Authority, Massachusetts General
                                              Transportation System, Series A, 4.90% due 3/01/2004                       102
                   AAA      Aaa         250   Massachusetts Education Loan Authority, Education Loan Revenue
                                              Refunding Bonds, AMT, Issue E, Series B, 5.50% due 7/01/2001 (b)           261
                   A+       A1          750   Massachusetts State, GO, Refunding, Series B, 6.25% due 8/01/2001          806
                                              Massachusetts State Health and Educational Facilities Authority
                                              Revenue Bonds:
                   A1+      VMIG1++     200      (Capital Asset Program), VRDN, Series B, 3.45% due 7/01/2005
                                                 (a)(d)                                                                  200
                   A1+      VMIG1++     100      (Capital Asset Program), VRDN, Series C, 3.50% due 7/01/2005
                                                 (a)(d)                                                                  100
                   AAA      Aaa         200      Refunding (Baystate Medical Center), Series D, 4.60% due
                                                 7/01/2002 (e)                                                           202
                   NR*      MIG1++      100   Massachusetts State Industrial Finance Agency, Health Care Facility
                                              Revenue Bonds (Beverly Enterprises--DEDHM), VRDN, 3.65% due
                                              4/01/2009 (a)                                                              100
                   AAA      Aaa         200   Massachusetts State Industrial Finance Agency, Revenue Refunding
                                              Bonds (Worcester Polytechnic), Series II, 4.50% due 9/01/2002 (d)          202
                   AA       A1          300   Massachusetts State Special Obligation Revenue Bonds (Highway
                                              Improvement Loan), Series A, 5.90% due 6/01/2001                           318
                   AAA      Aaa         250   Massachusetts State Water Resource Authority, Series A, 6.75% due
                                              7/15/2002 (c)                                                              282
                   NR*      Aaa         150   Nantucket, Massachusetts, GO, 5.75% due 7/15/2005 (d)                      163
                   NR*      A1          500   New England Education Loan Marketing Corporation, Massachusetts
                                              Student Loan Revenue Bonds, AMT, Sub-Issue F, 6.60% due 9/01/2002          536
                   AA       Aa1         100   Peabody, Massachusetts, GO, Series A, 4.50% due 8/01/2000                  101

Puerto Rico--5.4%  A        Baa1        250   Puerto Rico Public Buildings Authority, Guaranteed Public Education

                                              and Health Facilities, Refunding, Series K, 6.60% due 7/01/2004            276

                   Total Investments (Cost--$5,006)--100.7%                                                            5,173

                   Liabilities in Excess of Other Assets--(0.7%)                                                         (37)
                                                                                                                     -------
                   Net Assets--100.0%                                                                                $ 5,136
                                                                                                                     =======

                   (a)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at July 31, 1997.
                   (b)AMBAC Insured.
                   (c)Prerefunded.
                   (d)MBIA Insured.
                   (e)FGIC Insured.
                     *Not Rated.
                    ++Highest short-term ratings by Moody's Investors Service,
                      Inc.
                   Ratings of issues shown have not been audited by Deloitte & Touche LLP.

                   See Notes to Financial Statements.



SCHEDULE OF INVESTMENTS (continued)                                                                           (In Thousands)

                   Michigan Limited Maturity Municipal Bond Fund

                   S&P      Moody's    Face                                                                          Value
STATE              Ratings  Ratings   Amount  Issue                                                                (Note 1a)
Michigan--91.5%    AAA      Aaa      $  200   Anchor Bay, Michigan, School District, UT, 6.30% due 5/01/2004 (c)     $   222
                   AA       Aa2         110   Ann Arbor, Michigan, School District, Public Schools, Refunding,
                                              UT, 4.75% due 5/01/2000                                                    112
                   AAA      Aaa         105   Chelsea, Michigan, School District, UT, 6.75% due 5/01/2002 (b)            116
                   AAA      Aaa         150   Chippewa Valley, Michigan, Schools, Refunding, UT, 4.90% due
                                              5/01/2004 (b)                                                              154
                   AAA      Aaa         250   Dearborn, Michigan, Economic Development Corporation, Hospital
                                              Revenue Bonds (Oakwood Obligated Group), Series A, 6.95% due
                                              8/15/2001 (c)(d)                                                           280
                   AAA      Aaa         200   Detroit, Michigan, Refunding (Distributable State Aid), UT, 5.70%
                                              due 5/01/2001 (a)                                                          210
                   AAA      Aaa         250   Detroit, Michigan, Water Supply System, Revenue Refunding Bonds,
                                              6.20% due 7/01/2004 (b)                                                    274
                   AAA      Aaa         200   Eastern Michigan University, General Revenue Refunding Bonds,
                                              5.40% due 6/01/1998 (a)                                                    203
                   AAA      Aaa         200   Gull Lake, Michigan, Community School District, GO, UT, 6.80%

                                              due 5/01/2001 (b)(d)                                                       222
                                              Michigan Municipal Bond Authority Revenue Bonds:
                   AAA      Aaa         200      (Local Government Loan Program), Series C, 5.50% due
                                                 5/01/2003 (c)                                                           212
                   AA       Aa2         450      Refunding (Local Government--Qualified School), Series A, 6%
                                                 due 5/01/2001                                                           478
                   AA+      Aa1         200      (State Revolving Fund), 7% due 10/01/2004 (e)                           231
                   AA-      A1          200   Michigan State Building Authority, Revenue Refunding Bonds,
                                              Series I, 6.40% due 10/01/2004                                             218
                   AA-      A1          200   Michigan State Comprehensive Transportation, Revenue Refunding
                                              Bonds, Series B, 5.625% due 5/15/2003                                      213
                   NR*      Aaa         100   Michigan State Hospital Finance Authority Revenue Bonds (McLaren
                                              Obligated Group), Series A, 7.50% due 9/15/2001 (d)                        114
                   AA       Aa2         200   Michigan State Recreation Program, GO, 6% due 11/01/2004                   219
                   AAA      Aaa         160   Michigan State, Underground Storage Tank Financial Assurance
                                              Authority, Revenue Refunding Bonds, Series I, 6% due 5/01/2004 (a)         175
                   AAA      Aaa         235   Royal Oak, Michigan, Refunding, UT, 4% due 10/01/1997 (a)                  235

Puerto Rico--5.3%  AAA      Aaa         200   Puerto Rico Public Buildings Authority, Guaranteed Public
                                              Education and Health Facilities, Series L, 6.875% due
                                              7/01/2002 (d)                                                              227

                   Total Investments (Cost--$3,953)--96.8%                                                             4,115

                   Other Assets Less Liabilities--3.2%                                                                   136
                                                                                                                     -------
                   Net Assets--100.0%                                                                                $ 4,251
                                                                                                                     =======

                   (a)AMBAC Insured.
                   (b)FGIC Insured.
                   (c)MBIA Insured.
                   (d)Prerefunded.
                   (e)Escrowed to maturity.
                     *Not Rated.
                   Ratings of issues shown have not been audited by Deloitte & Touche LLP.

                   See Notes to Financial Statements.


                   New Jersey Limited Maturity Municipal Bond Fund

                   S&P      Moody's    Face                                                                          Value
STATE              Ratings  Ratings   Amount  Issue                                                                (Note 1a)
New Jersey--       NR*      Aaa      $  300   Bergen County, New Jersey, General Improvement Bonds, UT, 5.20%
105.5%                                        due 10/01/1999                                                         $   308

                   NR*      NR*         400   East Orange, New Jersey, BAN (Water and Sewer), GO, UT, 4.75% due
                                              8/28/1997                                                                  400
                   AAA      Aaa         600   Elizabeth, New Jersey, General Improvement and Sewer Utility,
                                              Refunding, GO, UT, 6% due 8/15/2004 (b)                                    659
                   SP1+     VMIG1++     300   Mercer County, New Jersey, Improvement Authority Revenue Bonds,
                                              VRDN, 3.35% due 11/01/1998 (a)                                             300
                   AA+      Aaa         400   Monmouth County, New Jersey, General Improvement Bonds, GO, UT,
                                              6.625% due 8/01/2000                                                       419
                   AAA      Aaa         300   Morris County, New Jersey, General Improvement Bonds, GO, 4.625%
                                              due 8/15/2003                                                              307
                   NR*      NR*         195   New Brunswick, New Jersey, Temporary Notes, UT, 4% due 12/09/1997          195
                   AAA      Aaa       1,000   New Jersey EDA, Market Transition Facility Revenue Bonds, Senior
                                              Lien, Series A, 7% due 7/01/2004 (c)                                     1,148
                   A1+      VMIG1++     300   New Jersey EDA, Natural Gas Facilities Revenue Bonds (NUI
                                              Corporation Project), VRDN, AMT, Series A, 3.30% due 6/01/2026
                                              (a)(b)                                                                     300
                   A1+      Aaa         200   New Jersey EDA, Water Facilities Revenue Refunding Bonds (United
                                              Water of New Jersey, Inc. Project), VRDN, AMT, Series A, 3% due
                                              11/01/2026 (a)(b)                                                          200
                   A1+      VMIG1++     200   New Jersey Sports and Exposition Authority Revenue Bonds (State
                                              Contract), VRDN, Series C, 3.45% due 9/01/2024 (a)(c)                      200
                   AAA      Aaa         300   New Jersey State Educational Facilities Authority Revenue Bonds
                                              (Princeton University), Series E, 4.05% due 7/01/2000                      301
                   NR*      Aaa         200   New Jersey State Transportation Trust Fund Authority (Trans-
                                              portation System), Series A, 5.40% due 12/15/2002 (e)                      212
                   AAA      VMIG1++     300   New Jersey State Turnpike Authority, Turnpike Revenue Refunding
                                              Bonds, VRDN, Series D, 3.30% due 1/01/2018 (a)(d)                          300
                   NR*      Aa2         400   Ocean County, New Jersey, Utilities Authority, Wastewater Revenue
                                              Bonds, Series A, 6.125% due 1/01/2003                                      436
                   A1+      VMIG1++     300   Port Authority of New York and New Jersey, Special Obligation
                                              Revenue Bonds (Versatile Structure Obligation), VRDN, Series 3,
                                              3.55% due 6/01/2020 (a)                                                    300
                   AAA      Aaa         125   Somerset County, New Jersey, GO, UT, 5.875% due 12/01/2001                 134
                   A1+      P1          200   Union County, New Jersey, Industrial Pollution Control Financing
                                              Authority, Refunding (Exxon Project), 3.10% due 10/01/2024                 200
                   AA+      Aaa         340   Union County, New Jersey, Refunding, GO, UT, 5.875% due 3/01/1999          350

                   Total Investments (Cost--$6,483)--105.5%                                                            6,669

                   Liabilities in Excess of Other Assets--(5.5%)                                                        (346)
                                                                                                                     -------
                   Net Assets--100.0%                                                                                $ 6,323
                                                                                                                     =======

                   (a)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at July 31, 1997.
                   (b)AMBAC Insured.
                   (c)MBIA Insured.

                   (d)FGIC Insured.
                   (e)Escrowed to maturity.
                     *Not Rated.
                    ++Highest short-term rating by Moody's Investors Service,
                   Inc. Ratings of issues shown have not been audited by Deloitte & Touche LLP.

                   See Notes to Financial Statements.




SCHEDULE OF INVESTMENTS (concluded)

                   New York Limited Maturity Municipal Bond Fund

                   S&P       Moody's   Face                                                                           Value
STATE              Ratings   Ratings  Amount  Issue                                                                 (Note 1a)
New York--98.5%    AAA      Aaa      $  600   Clifton Park, New York, Water Authority, Water System Revenue
                                              Bonds, Series A, 6.375% due 10/01/2002 (b)(c)                          $   671
                                              Nassau County, New York, General Improvement Bonds, UT (c):
                   AAA      Aaa         400      Series O, 5.625% due 8/01/2004                                          430
                   AAA      Aaa         700      Series Q, 5.10% due 8/01/2003                                           729
                   AAA      Aaa         750   New York City, New York, IDA, Civic Facilities Revenue Bonds
                                              (USTA National Tennis Center Project), 6% due 11/15/2003 (d)               819
                   AA       Aa2         800   New York City, New York, Municipal Assistance Corporation, Series
                                              68, 7.10% due 7/01/2000                                                    860
                                              New York City, New York, Municipal Water Finance Authority, Water
                                              and Sewer System Revenue Bonds, VRDN (a)(c):
                   A1+      VMIG1++     600      Series A, 3.60% due 6/15/2025                                           600
                   A1+      VMIG1++     100      Series G, 3.65% due 6/15/2024                                           100
                   BBB+     Baa1        610   New York City, New York, Refunding, UT, Series A, 6% due 8/01/2000         641
                                              New York State Dormitory Authority Revenue Bonds:
                   AAA      Aaa         500      (College and University Education Loans), AMT, 6.30% due
                                                 7/01/2002 (e)                                                           547
                   AA       Aa          700      Refunding (Cornell University), 5% due 7/01/2005                        732
                   A-       Aa          400   New York State Environmental Facilities Corporation, PCR, State
                                              Water Revolving Fund (New York City Municipal Water Finance
                                              Authority Project), Series E, 5.60% due 6/15/1999                          412
                   A-       A2          600   New York State Environmental Quality, GO, 6% due 12/01/2004                658
                                              New York State, GO:
                   A-       A2          505      6% due 7/15/2006                                                        559
                   A-       A2          735      Refunding, Series B, 6.25% due 8/15/2004                                815
                                              New York State Local Government Assistance Corporation (b):
                   A        A3          625      Series A, 7% due 4/01/2001                                              698
                   AAA      Aaa         600      Series D, 7% due 4/01/2002                                              682
                                              New York State Medical Care Facilities Finance Agency, Revenue
                                              Bonds, Series A:
                   AAA      Aaa         725      (Mental Health Services Facilities), 7.75% due 2/15/2001 (b)            825

                   AA       Aa          650      (Secured Mortgage Program, Adult Day Care), 6% due
                                                 11/15/2003 (f)                                                          702
                   AA       NR*         675   New York State Tax Exempt Revenue Bonds (Rochester Museum and
                                              Science), 5.60% due 12/01/2015                                             679
                   AAA      VMIG1++     100   New York State Thruway Authority, General Revenue Bonds, VRDN,
                                              3.60% due 1/01/2024 (a)(c)                                                 100
                   BBB      Baa1        450   New York State Urban Development Corporation, Revenue Refunding
                                              Bonds (Center for Industrial Innovation Project), 4.60% due
                                              1/01/1998                                                                  451
                   AAA      Aaa         760   Port Authority of New York and New Jersey, Refunding, AMT, UT,
                                              Consolidated 97th Series, 7.10% due 7/15/2003 (c)                          867
                   A1+      VMIG1++     200   Syracuse, New York, IDA, Civic Facility Revenue Bonds (Multi-
                                              Modal Syracuse University Project), VRDN, 3.50% due 3/01/2023 (a)          200
                                              Triborough Bridge and Tunnel Authority, New York, Revenue Bonds:
                   A+       Aa          340      Series R, 6.90% due 1/01/2000                                           363
                   A1+      VMIG1++     200      Special Obligation, VRDN, 3.60% due 1/01/2024 (a)(c)                    200

                   Total Investments (Cost--$13,801)--98.5%                                                           14,340

                   Other Assets Less Liabilities--1.5%                                                                   225
                                                                                                                     -------
                   Net Assets--100.0%                                                                                $14,565
                                                                                                                     =======

                   (a)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at July 31, 1997.
                   (b)Prerefunded.
                   (c)FGIC Insured.
                   (d)FSA Insured.
                   (e)MBIA Insured.
                   (f)SONYMA Insured.
                     *Not Rated.
                    ++Highest short-term rating by Moody's Investors Service,
                   Inc. Ratings of issues shown have not been audited by Deloitte & Touche LLP.

                   See Notes to Financial Statements.


                   Pennsylvania Limited Maturity Municipal Bond Fund

                   S&P       Moody's   Face                                                                           Value
STATE              Ratings   Ratings  Amount  Issue                                                                 (Note 1a)
Pennsylvania--     NR*      VMIG1++  $  100   Allegheny County, Pennsylvania, Hospital Development Authority
83.6%                                         Revenue Bonds (Presbyterian University Hospital), ACES, Series B1,
                                              3.60% due 3/01/2018 (a)                                                $   100

                   AAA      Aaa         400   Beaver County, Pennsylvania, Hospital Authority, Revenue Refunding
                                              Bonds (Medical Center of Beaver County, Inc.), 5.70% due
                                              7/01/1999 (e)                                                              412
                   AA       Aa        1,000   Bucks County, Pennsylvania, UT, Series A, 5.95% due 3/01/2000            1,047
                   NR*      NR*         300   Emmaus, Pennsylvania, General Authority Revenue Bonds, VRDN, Sub-
                                              Series E-9, 3.70% due 3/01/2024 (a)                                        300
                   A1+      NR*         300   Harrisburg, Pennsylvania, Authority Revenue Bonds (Pooled
                                              Financing Fund), VRDN, 3.85% due 7/01/2021 (a)                             300
                   A1+      Aaa         150   Lehigh County, Pennsylvania, Authority Water Revenue Bonds, VRDN,
                                              3.60% due 11/01/2004 (a)(d)                                                150
                   NR*      VMIG1++     300   Pennsylvania Energy Development Authority, Energy Development
                                              Revenue Bonds (B&W Ebensburg Project), VRDN, AMT, 3.70% due
                                              12/01/2011 (a)                                                             300
                                              Pennsylvania State Higher Educational Facilities Authority,
                                              College and University Revenue Refunding Bonds, Series A:
                   A+       Aa3         380      (Thomas Jefferson University), 5.75% due 8/15/1998                      387
                   AA       Aa2         275      (University of Pennsylvania), 4.70% due 9/01/1997                       275
                   AAA      Aaa         255   Pennsylvania State Turnpike Commission, Turnpike Revenue
                                              Refunding Bonds, Series O, 5.35% due 12/01/2002 (d)                        269
                                              Philadelphia, Pennsylvania, Hospitals and Higher Education
                                              Facilities Authority, Hospital Revenue Bonds:
                   NR*      Aaa       1,000      (Children's Hospital of Philadelphia Project), Series A, 6.50%
                                                 due 2/15/2002 (e)                                                     1,109
                   A-       NR*         650      (Children's Seashore House), Series B, 7% due 8/15/2003                 724
                   SP1+     MIG1++      300   Philadelphia, Pennsylvania, TRAN, Series A, 4.50% due 6/30/1998            301
                   AAA      Aaa         400   Union County, Pennsylvania, Higher Educational Facilities
                                              Financing Authority, Revenue Refunding Bonds (Bucknell University),
                                              6% due 4/01/2002 (b)                                                       430
                   AAA      Aaa         325   Washington County, Pennsylvania, Lease Authority, Municipal
                                              Facility Pooled Capital Revenue Bonds (Shadyside Hospital Project),
                                              Series C, Sub-Series C1-A, 7.45% due 6/15/2000 (c)(e)(f)                   363

Puerto Rico--      A-       Baa1      1,000   Puerto Rico Municipal Finance Agency, GO, UT, Series A, 5.80% due
13.8%                                         7/01/2004                                                                1,067

                   Total Investments (Cost--$7,317)--97.4%                                                             7,534

                   Other Assets Less Liabilities--2.6%                                                                   205
                                                                                                                     -------
                   Net Assets--100.0%                                                                                $ 7,739
                                                                                                                     =======

                   (a)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at July 31, 1997.
                   (b)MBIA Insured.
                   (c)AMBAC Insured.
                   (d)FGIC Insured.
                   (e)Prerefunded.

                   (f)Escrowed to maturity.
                     *Not Rated.
                    ++Highest short-term ratings by Moody's Investors Service,
                      Inc.
                   Ratings of issues shown have not been audited by Deloitte & Touche LLP.

                   See Notes to Financial Statements.



STATEMENTS OF ASSETS AND LIABILITIES

                                                                 Arizona       California      Florida      Massachusetts
                                                                 Limited        Limited        Limited         Limited
                    As of July 31, 1997                          Maturity       Maturity       Maturity        Maturity
Assets:             Investments, at value* (Note 1a)           $  3,025,568   $ 13,903,394   $ 25,532,248   $  5,173,140
                    Cash                                            323,206         64,339         12,766         59,786
                    Receivables:
                      Interest                                       15,409        217,188        329,785         60,377
                      Securities sold                               101,366             --             --             --
                      Investment adviser (Note 2)                    16,241             --             --         21,354
                    Deferred organization expenses
                    (Note 1e)                                            --          4,810         15,985          2,615
                    Prepaid registration fees and other
                    assets (Note 1e)                                 11,380            336         10,220          7,698
                                                               ------------   ------------   ------------   ------------
                    Total assets                                  3,493,170     14,190,067     25,901,004      5,324,970
                                                               ------------   ------------   ------------   ------------

Liabilities:        Payables:
                      Beneficial interest redeemed                       --             --        176,001         36,244
                      Securities purchased                          101,467             --             --        101,326
                      Dividends to shareholders (Note 1f)             2,974         14,836         26,116          5,338
                      Investment adviser (Note 2)                        --          1,867          7,566             --
                      Distributor (Note 2)                              680          2,558          4,071            942
                    Accrued expenses and other liabilities           30,654         42,090         57,374         45,369
                                                               ------------   ------------   ------------   ------------
                    Total liabilities                               135,775         61,351        271,128        189,219
                                                               ------------   ------------   ------------   ------------

Net Assets:         Net assets                                 $  3,357,395   $ 14,128,716   $ 25,629,876   $  5,135,751
                                                               ============   ============   ============   ============

Net Assets          Class A Shares of beneficial interest,
Consist of:         $.10 par value, unlimited shares
                    authorized                                 $      6,974   $     30,855   $     63,324   $     13,507
                    Class B Shares of beneficial interest,
                    $.10 par value, unlimited shares

                    authorized                                       20,997         67,326        113,852         27,957
                    Class C Shares of beneficial interest,
                    $.10 par value, unlimited shares
                    authorized                                          355            561            597          2,741
                    Class D Shares of beneficial interest,
                    $.10 par value, unlimited shares
                    authorized                                        4,684         39,561         76,841          6,956
                    Paid-in capital in excess of par              3,221,545     13,698,568     25,375,965      5,218,428
                    Undistributed (accumulated) realized
                    capital gains (losses) on investments
                    --net (Note 5)                                   16,274       (472,718)      (777,982)      (300,979)
                    Unrealized appreciation on investments
                    --net                                            86,566        764,563        777,279        167,141
                                                               ------------   ------------   ------------   ------------
                    Net assets                                 $  3,357,395   $ 14,128,716   $ 25,629,876   $  5,135,751
                                                               ============   ============   ============   ============

Net Asset Value:    Class A: Net assets                        $    709,319   $  3,152,191   $  6,375,611   $  1,355,818
                                                               ============   ============   ============   ============
                             Shares outstanding                      69,741        308,546        633,237        135,068
                                                               ============   ============   ============   ============
                             Net asset value                   $      10.17   $      10.22   $      10.07   $      10.04
                                                               ============   ============   ============   ============
                    Class B: Net assets                        $  2,135,376   $  6,876,961   $ 11,461,594   $  2,806,894
                                                               ============   ============   ============   ============
                             Shares outstanding                     209,967        673,258      1,138,517        279,567
                                                               ============   ============   ============   ============
                             Net asset value                   $      10.17   $      10.21   $      10.07   $      10.04
                                                               ============   ============   ============   ============
                    Class C: Net assets                        $     36,084   $     57,282   $     59,716   $    274,926
                                                               ============   ============   ============   ============
                             Shares outstanding                       3,545          5,607          5,969         27,406
                                                               ============   ============   ============   ============
                             Net asset value                   $      10.18   $      10.22   $      10.00   $      10.03
                                                               ============   ============   ============   ============
                    Class D: Net assets                        $    476,616   $  4,042,282   $  7,732,955   $    698,113
                                                               ============   ============   ============   ============
                             Shares outstanding                      46,841        395,606        768,414         69,563
                                                               ============   ============   ============   ============
                             Net asset value                   $      10.18   $      10.22   $      10.06   $      10.04
                                                               ============   ============   ============   ============
                   *Identified cost                            $  2,939,002   $ 13,138,831   $ 24,754,969   $  5,005,999
                                                               ============   ============   ============   ============


                                                                 Michigan      New Jersey      New York      Pennsylvania
                                                                 Limited        Limited        Limited         Limited
                    As of July 31, 1997                          Maturity       Maturity       Maturity        Maturity
Assets:             Investments, at value* (Note 1a)           $  4,115,441   $  6,668,628   $ 14,340,013   $  7,534,238
                    Cash                                             90,032         50,867         63,618         30,350
                    Receivables:
                      Interest                                       58,775         85,004        190,115        117,057
                      Securities sold                                    --         52,156             --        100,010
                      Beneficial interest sold                           --             --         12,515         84,550
                      Investment adviser (Note 2)
                    Deferred organization expenses
                    (Note 1e)                                         2,302          3,758          4,123          3,516
                    Prepaid registration fees and other
                    assets (Note 1e)                                    243          7,803          7,385          5,267
                                                               ------------   ------------   ------------   ------------
                    Total assets                                  4,289,935      6,870,691     14,622,987      7,884,078
                                                               ------------   ------------   ------------   ------------

Liabilities:        Payables:
                      Securities purchased                               --        441,227             --        100,000
                      Beneficial interest redeemed                       --         68,809            619          4,035
                      Dividends to shareholders (Note 1f)             4,454          5,671         15,836          7,338
                      Distributor (Note 2)                              548          1,286          2,764          1,677
                    Accrued expenses and other liabilities           33,588         31,097         38,433         32,371
                                                               ------------   ------------   ------------   ------------
                    Total liabilities                                38,590        548,090         57,652        145,421
                                                               ------------   ------------   ------------   ------------

Net Assets:         Net assets                                 $  4,251,345   $  6,322,601   $ 14,565,335   $  7,738,657
                                                               ============   ============   ============   ============

Net Assets          Class A Shares of beneficial interest,
Consist of:         $.10 par value, unlimited shares
                    authorized                                 $     13,557   $     17,100   $     25,477   $      7,190
                    Class B Shares of beneficial interest,
                    $.10 par value, unlimited shares
                    authorized                                       13,979         40,478         80,271         50,185
                    Class C Shares of beneficial interest,
                    $.10 par value, unlimited shares
                    authorized                                           12          2,624            659             77
                    Class D Shares of beneficial interest,
                    $.10 par value, unlimited shares
                    authorized                                       14,589          2,350         36,009         18,177
                    Paid-in capital in excess of par              4,198,169      6,241,536     14,108,036      7,509,162
                    Accumulated realized capital losses
                    on investments--net (Note 5)                   (150,077)      (167,187)      (224,431)       (63,042)
                    Accumulated distributions in excess
                    of realized gain on investments--net
                    (Note 1f)                                        (1,779)            --             --             --
                    Unrealized appreciation on investments
                    --net                                           162,895        185,700        539,314        216,908

                                                               ------------   ------------   ------------   ------------
                    Net assets                                 $  4,251,345   $  6,322,601   $ 14,565,335   $  7,738,657
                                                               ============   ============   ============   ============

Net Asset Value:    Class A: Net assets                        $  1,368,162   $  1,734,544   $  2,605,219   $    735,726
                                                               ============   ============   ============   ============
                             Shares outstanding                     135,574        170,998        254,768         71,902
                                                               ============   ============   ============   ============
                             Net asset value                   $      10.09   $      10.14   $      10.23   $      10.23
                                                               ============   ============   ============   ============
                    Class B: Net assets                        $  1,410,732   $  4,108,454   $  8,209,327   $  5,134,207
                                                               ============   ============   ============   ============
                             Shares outstanding                     139,786        404,782        802,714        501,850
                                                               ============   ============   ============   ============
                             Net asset value                   $      10.09   $      10.15   $      10.23   $      10.23
                                                               ============   ============   ============   ============
                    Class C: Net assets                        $      1,231   $    241,191   $     67,418   $      7,869
                                                               ============   ============   ============   ============
                             Shares outstanding                         122         26,241          6,593            766
                                                               ============   ============   ============   ============
                             Net asset value                   $      10.09   $       9.19   $      10.23   $      10.27
                                                               ============   ============   ============   ============
                    Class D: Net assets                        $  1,471,220   $    238,412   $  3,683,371   $  1,860,855
                                                               ============   ============   ============   ============
                             Shares outstanding                     145,888         23,497        360,094        181,770
                                                               ============   ============   ============   ============
                             Net asset value                   $      10.08   $      10.15   $      10.23   $      10.24
                                                               ============   ============   ============   ============
                   *Identified cost                            $  3,952,546   $  6,482,928   $ 13,800,699   $  7,317,330
                                                               ============   ============   ============   ============

                    See Notes to Financial Statements.




STATEMENTS OF OPERATIONS

                                                                 Arizona       California      Florida      Massachusetts
                                                                 Limited        Limited        Limited         Limited
                    For the Year Ended July 31, 1997             Maturity       Maturity       Maturity        Maturity
Investment Income   Interest and amortization of premium
(Note 1d):          and discount earned                         $   173,856   $    704,598   $  1,312,846   $    312,359

Expenses:           Accounting services (Note 2)                     33,811         32,283         64,974         48,536
                    Investment advisory fees (Note 2)                13,268         51,013         90,513         22,132
                    Professional fees                                34,098         35,408         39,407         44,247

                    Account maintenance and distribution
                    fees--Class B (Note 2)                            8,883         30,557         42,610         13,723
                    Registration fees (Note 1e)                      22,601         12,833         13,791         21,398
                    Printing and shareholder reports                  5,160         18,633         32,385          6,388
                    Trustees' fees and expenses                       2,403          7,290         13,411          3,557
                    Amortization of organization expenses
                    (Note 1e)                                            --          3,643         12,130          1,984
                    Custodian fees                                    2,727          3,358          4,381          2,369
                    Pricing fees                                      2,247          4,169          3,044          2,512
                    Transfer agent fees--Class B (Note 2)             1,885          2,947          3,404          2,061
                    Account maintenance fees--Class D
                    (Note 2)                                            373          2,646          6,193            717
                    Transfer agent fees--Class A (Note 2)               503            868          1,591            606
                    Transfer agent fees--Class D (Note 2)               239            710          1,334            307
                    Account maintenance and distribution
                    fees--Class C (Note 2)                              157             84            116            402
                    Transfer agent fees--Class C (Note 2)                81             28             29            130
                    Other                                             2,695         13,781          3,186          2,069
                                                               ------------   ------------   ------------   ------------
                    Total expenses before reimbursement             131,131        220,251        332,499        173,138
                    Reimbursement of expenses (Note 2)              (85,705)       (29,150)            --        (95,062)
                                                               ------------   ------------   ------------   ------------
                    Total expenses after reimbursement               45,426        191,101        332,499         78,076
                                                               ------------   ------------   ------------   ------------
                    Investment income--net                          128,430        513,497        980,347        234,283
                                                               ------------   ------------   ------------   ------------

Realized &          Realized gain on investments--net                87,712         57,005        101,611         51,279
Unrealized          Change in unrealized appreciation on
Gain (Loss) on      investments--net                                (58,065)       206,716        180,208        (12,363)
Investments--Net                                               ------------   ------------   ------------   ------------
(Notes 1b, 1d & 3): Net Increase in Net Assets Resulting
                    from Operations                            $    158,077   $    777,218   $  1,262,166   $    273,199
                                                               ============   ============   ============   ============

                                                                 Michigan      New Jersey      New York      Pennsylvania
                                                                 Limited        Limited        Limited         Limited
                    For the Year Ended July 31, 1997             Maturity       Maturity       Maturity        Maturity
Investment Income   Interest and amortization of premium
(Note 1d):          and discount earned                        $    208,473   $    347,105   $    812,885   $    402,719


Expenses:           Professional fees                                39,131         35,447         34,696         38,410
                    Accounting services (Note 2)                     41,011         26,609         34,860         42,078
                    Investment advisory fees (Note 2)                14,977         25,494         57,645         29,758
                    Registration fees (Note 1e)                      22,074         16,112         20,605         16,392

                    Account maintenance and distribution
                    fees--Class B (Note 2)                            5,934         15,927         32,533         20,568
                    Printing and shareholder reports                  5,905             --         19,539          4,570
                    Trustees' fees and expenses                       2,071          3,919          8,418          4,231
                    Pricing fees                                      3,369          1,913          3,925          2,379
                    Custodian fees                                    1,853          3,205          3,614          2,902
                    Amortization of organization expenses
                    (Note 1e)                                         1,743          2,852          3,123          2,668
                    Transfer agent fees--Class B (Note 2)               952          2,147          3,545          2,641
                    Account maintenance fees--Class D
                    (Note 2)                                          1,085            409          4,216          1,831
                    Transfer agent fees--Class A (Note 2)               634            805            848            280
                    Transfer agent fees--Class D (Note 2)               442            164          1,276            651
                    Account maintenance and distribution
                    fees--Class C (Note 2)                                1            402            234              7
                    Transfer agent fees--Class C (Note 2)                 4            118             75              9
                    Other                                            14,366          1,694             --          2,196
                                                               ------------   ------------   ------------   ------------
                    Total expenses before reimbursement             155,552        137,217        229,152        171,571
                    Reimbursement of expenses (Note 2)             (107,880)       (51,282)       (76,880)       (64,142)
                                                               ------------   ------------   ------------   ------------
                    Total expenses after reimbursement               47,672         85,935        152,272        107,429
                                                               ------------   ------------   ------------   ------------
                    Investment income--net                          160,801        261,170        660,613        295,290
                                                               ------------   ------------   ------------   ------------

Realized &          Realized gain on investments--net                21,697        126,030         36,848         37,824
Unrealized          Change in unrealized appreciation on
Gain (Loss) on      investments--net                                 38,238       (105,889)       214,688         56,086
Investments--Net                                               ------------   ------------   ------------   ------------
(Notes 1b, 1d & 3): Net Increase in Net Assets Resulting
                    from Operations                            $    220,736   $    281,311   $    912,149   $    389,200
                                                               ============   ============   ============   ============

                    See Notes to Financial Statements.


STATEMENTS OF CHANGES IN NET ASSETS

                                                                 Arizona Limited Maturity   California Limited Maturity

                                                                        For the Year                 For the Year
                                                                       Ended July 31,               Ended July 31,
                    Increase (Decrease) in Net Assets:               1997           1996           1997           1996
Operations:         Investment income--net                     $    128,430   $    229,407   $    513,497   $    562,881
                    Realized gain (loss) on investments


                    --net                                            87,712           (691)        57,005        (14,506)
                    Change in unrealized appreciation on
                    investments--net                                (58,065)       (45,086)       206,716        102,333
                                                               ------------   ------------   ------------   ------------
                    Net increase in net assets resulting
                    from operations                                 158,077        183,630        777,218        650,708
                                                               ------------   ------------   ------------   ------------

Dividends to        Investment income--net:
Shareholders          Class A                                       (28,232)       (37,685)      (117,926)      (130,650)
(Note 1f):            Class B                                       (83,293)      (164,444)      (295,984)      (362,918)
                      Class C                                        (3,632)        (1,762)        (1,999)        (2,149)
                      Class D                                       (13,273)       (25,516)       (97,588)       (67,164)
                                                               ------------   ------------   ------------   ------------
                    Net decrease in net assets resulting
                    from dividends to shareholders                 (128,430)      (229,407)      (513,497)      (562,881)
                                                               ------------   ------------   ------------   ------------

Beneficial Interest Net decrease in net assets derived
Transactions        from beneficial interest transactions        (1,124,280)    (1,767,011)    (1,455,816)      (491,496)
(Note 4):                                                      ------------   ------------   ------------   ------------

Net Assets:         Total decrease in net assets                 (1,094,633)    (1,812,788)    (1,192,095)      (403,669)
                    Beginning of year                             4,452,028      6,264,816     15,320,811     15,724,480
                                                               ------------   ------------   ------------   ------------
                    End of year                                $  3,357,395   $  4,452,028   $ 14,128,716   $ 15,320,811
                                                               ============   ============   ============   ============

                    See Notes to Financial Statements.



STATEMENTS OF CHANGES IN NET ASSETS (concluded)

                                               Florida                   Massachusetts                  Michigan
                                           Limited Maturity            Limited Maturity             Limited Maturity
                                              For the Year               For the Year                  For the Year
                    Increase (Decrease)      Ended July 31,              Ended July 31,                Ended July 31,
                    in Net Assets:         1997          1996          1997          1996          1997          1996
Operations:         Investment
                    income--net     $    980,347   $  1,189,088  $    234,283  $    335,521  $    160,801   $    182,546
                    Realized gain
                    (loss) on
                    investments
                    --net                101,611         (1,278)       51,279        18,219        21,697         10,083
                    Change in


                    unrealized
                    appreciation
                    on investments
                    --net                180,208       (174,866)      (12,363)      (13,084)        38,238       (23,665)
                                    ------------   ------------  ------------  ------------  ------------   ------------
                    Net increase
                    in net assets
                    resulting from
                    operations         1,262,166      1,012,944       273,199       340,656       220,736        168,964
                                    ------------   ------------  ------------  ------------  ------------   ------------

Dividends &         Investment
Distributions to    income--net:
Shareholders          Class A           (295,532)      (361,872)      (56,023)     (118,129)      (58,806)       (85,288)
(Note 1f):            Class B           (441,468)      (557,931)     (140,428)     (180,877)      (60,388)       (80,829)
                      Class C             (2,960)          (522)      (10,189)      (14,474)          (43)           (41)
                      Class D           (240,387)      (268,763)      (27,643)      (22,041)      (41,564)       (16,388)
                    In excess of
                    realized gain
                    on investments
                    --net:
                      Class A                 --             --            --            --          (568)            --
                      Class B                 --             --            --            --          (668)            --
                      Class C                 --             --            --            --            --++           --
                      Class D                 --             --            --            --          (543)            --
                                    ------------   ------------  ------------  ------------  ------------   ------------
                    Net decrease
                    in net assets
                    resulting from
                    dividends and
                    distributions
                    to shareholders     (980,347)    (1,189,088)     (234,283)     (335,521)     (162,580)      (182,546)
                                    ------------   ------------  ------------  ------------  ------------   ------------

Beneficial Interest Net increase
Transactions        (decrease) in
(Note 4):           net assets
                    derived from
                    beneficial
                    interest trans-
                    actions           (2,674,028)    (5,075,030)   (2,299,335)   (2,526,578)      168,118     (1,013,383)
                                    ------------   ------------  ------------  ------------  ------------   ------------

Net Assets:         Total increase
                    (decrease) in
                    net assets        (2,392,209)    (5,251,174)   (2,260,419)   (2,521,443)      226,274     (1,026,965)
                    Beginning of
                    year              28,022,085     33,273,259     7,396,170     9,917,613     4,025,071      5,052,036
                                    ------------   ------------  ------------  ------------  ------------   ------------

                    End of year     $ 25,629,876   $ 28,022,085  $  5,135,751  $  7,396,170  $  4,251,345   $  4,025,071
                                    ============   ============  ============  ============  ============   ============

                                               New Jersey                   New York                   Pennsylvania
                                            Limited Maturity            Limited Maturity             Limited Maturity
                                              For the Year                For the Year                 For the Year
                    Increase (Decrease)      Ended July 31,              Ended July 31,               Ended July 31,
                    in Net Assets:         1997          1996          1997          1996          1997          1996
Operations:         Investment
                    income--net     $    261,170   $    365,818  $    660,613  $    671,149  $    295,290   $    320,744
                    Realized gain
                    (loss) on
                    investments
                    --net                126,030        (12,586)       36,848        27,501        37,824            364
                    Change in
                    unrealized
                    appreciation
                    on investments
                    --net               (105,889)       (41,469)      214,688       (22,206)       56,086         12,631
                                    ------------   ------------  ------------  ------------  ------------   ------------
                    Net increase
                    in net assets
                    resulting from
                    operations           281,311        311,763       912,149       676,444       389,200        333,739
                                    ------------   ------------  ------------  ------------  ------------   ------------

Dividends to        Investment
Shareholders        income--net:
(Note 1f):            Class A            (78,571)      (107,284)     (118,733)     (174,431)      (29,558)       (37,384)
                      Class B           (157,456)      (241,855)     (360,967)     (381,150)     (198,819)      (254,375)
                      Class C             (9,799)        (4,447)       (6,313)       (5,588)         (181)        (1,049)
                      Class D            (15,344)       (12,232)     (174,600)     (109,980)      (66,732)       (27,936)
                                    ------------   ------------  ------------  ------------  ------------   ------------
                    Net decrease
                    in net assets
                    resulting from
                    dividends to
                    shareholders       (261,170)      (365,818)     (660,613)     (671,149)     (295,290)      (320,744)
                                    ------------   ------------  ------------  ------------  ------------   ------------

Beneficial Interest Net increase
Transactions        (decrease) in
(Note 4):           net assets
                    derived from
                    beneficial
                    interest


                    transactions      (2,324,627)    (1,750,465)   (3,606,325)    1,937,339    (1,259,754)       150,949
                                    ------------   ------------  ------------  ------------  ------------   ------------

Net Assets:         Total increase
                    (decrease) in
                    net assets        (2,304,486)    (1,804,520)   (3,354,789)    1,942,634    (1,165,844)       163,944
                    Beginning of
                    year               8,627,087     10,431,607    17,920,124    15,977,490     8,904,501      8,740,557
                                    ------------   ------------  ------------  ------------  ------------   ------------
                    End of year     $  6,322,601   $  8,627,087  $ 14,565,335  $ 17,920,124  $  7,738,657   $  8,904,501
                                    ============   ============  ============  ============  ============   ============

                  ++Amount is less than $1.

                    See Notes to Financial Statements.


FINANCIAL HIGHLIGHTS

                                                                                       Arizona Limited Maturity
                                                                                               Class A
                                                                                                                 For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $ 10.08    $ 10.17     $  9.97    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .37        .41         .43        .23
                    Realized and unrealized gain (loss) on investments--net        .09       (.09)        .20       (.03)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .46        .32         .63        .20
                                                                               -------    -------     -------    -------
                    Less dividends from investment income--net                    (.37)      (.41)       (.43)      (.23)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.17    $ 10.08     $ 10.17    $  9.97
                                                                               =======    =======     =======    =======

Total Investment    Based on net asset value per share                           4.62%      3.16%       6.47%      2.02%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                                .94%       .74%        .35%       .02%*
Net Assets:                                                                    =======    =======     =======    =======


                    Expenses                                                     3.21%      2.27%       2.05%      1.82%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.64%      4.01%       4.31%      3.37%*
                                                                               =======    =======     =======    =======

Supplemental        Net assets, end of period (in thousands)                   $   709    $   813     $ 1,054    $ 2,103
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          38.21%     43.53%     182.58%    142.37%
                                                                               =======    =======     =======    =======
                                                                                         Arizona Limited Maturity
                                                                                                 Class B
                                                                                                                 For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $ 10.08    $ 10.16     $  9.97    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .33        .37         .39        .20
                    Realized and unrealized gain (loss) on investments--net        .09       (.08)        .19       (.03)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .42        .29         .58        .17
                                                                               -------    -------     -------    -------
                    Less dividends from investment income--net                    (.33)      (.37)       (.39)      (.20)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.17    $ 10.08     $ 10.16    $  9.97
                                                                               =======    =======     =======    =======

Total Investment    Based on net asset value per share                           4.25%      2.88%       5.99%      1.78%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                               1.30%      1.09%        .72%       .38%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     3.56%      2.61%       2.44%      2.18%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.28%      3.65%       3.95%      3.02%*
                                                                               =======    =======     =======    =======

Supplemental        Net assets, end of period (in thousands)                   $ 2,135    $ 2,885     $ 5,191    $ 5,575
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          38.21%     43.53%     182.58%    142.37%
                                                                               =======    =======     =======    =======

                   *Annualized.
                  **Total investment returns exclude the effects of sales loads. ++Commencement of Operations.
                 +++Aggregate total investment return.

                    See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS (continued)

                                                                               Arizona Limited Maturity
                                                                       Class C                        Class D
                    The following per share data                                  For the                       For the
                    and ratios have been derived                                   Period                        Period
                    from information provided in                                  Oct. 21,                      Oct. 21,
                    the financial statements.                   For the Year     1994++ to     For the Year    1994++ to
                                                               Ended July 31,     July 31,    Ended July 31,    July 31,
                    Increase (Decrease) in Net Asset Value:   1997       1996       1995      1997      1996       1995
Per Share           Net asset value, beginning of period    $ 10.08    $ 10.17    $  9.89   $ 10.08   $ 10.17    $  9.89
Operating                                                   -------    -------    -------   -------   -------    -------
Performance:        Investment income--net                      .35        .37        .29       .36       .40        .33
                    Realized and unrealized gain (loss) on
                    investments--net                            .10       (.09)       .28       .10      (.09)       .28
                                                            -------    -------    -------   -------   -------    -------
                    Total from investment operations            .45        .28        .57       .46       .31        .61
                                                            -------    -------    -------   -------   -------    -------
                    Less dividends from investment
                    income--net                                (.35)      (.37)      (.29)     (.36)     (.40)      (.33)
                                                            -------    -------    -------   -------   -------    -------
                    Net asset value, end of period          $ 10.18    $ 10.08    $ 10.17   $ 10.18   $ 10.08    $ 10.17
                                                            =======    =======    =======   =======   =======    =======

Total Investment    Based on net asset value per share        4.55%      2.78%      5.90%+++  4.62%     3.05%      6.34%+++
Return:**                                                   =======    =======    =======   =======   =======    =======

Ratios to Average   Expenses, net of reimbursement            1.11%      1.03%      1.05%*    1.04%      .90%       .55%*
Net Assets:                                                 =======    =======    =======   =======   =======    =======
                    Expenses                                  3.35%      2.80%      2.79%*    3.29%     2.42%      2.39%*
                                                            =======    =======    =======   =======   =======    =======
                    Investment income--net                    3.48%      3.86%      3.80%*    3.56%     3.88%      4.31%*
                                                            =======    =======    =======   =======   =======    =======

Supplemental        Net assets, end of period
Data:               (in thousands)                          $    36    $   135    $     1   $   477   $   619    $    19
                                                            =======    =======    =======   =======   =======    =======

                    Portfolio turnover                       38.21%     43.53%    182.58%    38.21%    43.53%    182.58%
                                                            =======    =======    =======   =======   =======    =======

                                                                                       California Limited Maturity
                                                                                               Class A
                                                                                                                For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $ 10.05    $  9.99     $  9.88    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .38        .39         .42        .24
                    Realized and unrealized gain (loss) on investments--net        .17        .06         .11       (.12)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .55        .45         .53        .12
                                                                               -------    -------     -------    -------
                    Less dividends from investment income--net                    (.38)      (.39)       (.42)      (.24)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.22    $ 10.05     $  9.99    $  9.88
                                                                               =======    =======     =======    =======
Total Investment    Based on net asset value per share                           5.57%      4.56%       5.60%      1.23%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                               1.08%       .94%        .40%       .02%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     1.28%      1.30%       1.44%      1.16%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.75%      3.89%       4.36%      3.54%*
                                                                               =======    =======     =======    =======

Supplemental        Net assets, end of period (in thousands)                   $ 3,152    $ 3,162     $ 3,527    $ 3,804
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          26.86%     11.09%     124.72%    130.10%
                                                                               =======    =======     =======    =======

                                                                                     California Limited Maturity
                                                                                               Class B
                                                                                                                For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $ 10.04    $  9.99     $  9.88    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .34        .36         .39        .21
                    Realized and unrealized gain (loss) on investments--net        .17        .05         .11       (.12)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .51        .41         .50        .09
                                                                               -------    -------     -------    -------
                    Less dividends from investment income--net                    (.34)      (.36)       (.39)      (.21)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.21    $ 10.04     $  9.99    $  9.88
                                                                               =======    =======     =======    =======

Total Investment    Based on net asset value per share                           5.20%      4.08%       5.23%       .99%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                               1.44%      1.30%        .76%       .38%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     1.64%      1.66%       1.80%      1.52%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.39%      3.53%       4.00%      3.19%*
                                                                               =======    =======     =======    =======
Supplemental        Net assets, end of period (in thousands)                   $ 6,877    $ 9,919     $10,363    $11,430
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          26.86%     11.09%     124.72%    130.10%
                                                                               =======    =======     =======    =======
                                                                                California Limited Maturity
                                                                        Class C                        Class D
                    The following per share data                                   For the                       For the
                    and ratios have been derived                                   Period                        Period
                    from information provided in                                  Oct. 21,                      Oct. 21,
                    the financial statements.                   For the Year     1994++ to     For the Year    1994++ to
                                                               Ended July 31,     July 31,    Ended July 31,    July 31,
                    Increase (Decrease) in Net Asset Value:   1997       1996       1995      1997      1996       1995
Per Share           Net asset value, beginning of period    $ 10.05    $  9.99    $  9.76   $ 10.05   $  9.99    $  9.76
Operating                                                   -------    -------    -------   -------   -------    -------
Performance:        Investment income--net                      .36        .37        .31       .37       .38        .33
                    Realized and unrealized gain on
                    investments--net                            .17        .06        .23       .17       .06        .23


                                                            -------    -------    -------   -------   -------    -------
                    Total from investment operations            .53        .43        .54       .54       .44        .56
                                                            -------    -------    -------   -------   -------    -------
                    Less dividends from investment
                    income--net                                (.36)      (.37)      (.31)     (.37)     (.38)      (.33)
                                                            -------    -------    -------   -------   -------    -------
                    Net asset value, end of period          $ 10.22    $ 10.05    $  9.99   $ 10.22   $ 10.05    $  9.99
                                                            =======    =======    =======   =======   =======    =======

Total Investment    Based on net asset value per share        5.39%      4.35%      5.60%+++  5.47%     4.46%      5.85%+++
Return:**                                                   =======    =======    =======   =======   =======    =======

Ratios to Average   Expenses, net of reimbursement            1.25%      1.14%       .82%*    1.15%     1.06%       .66%*
Net Assets:                                                 =======    =======    =======   =======   =======    =======
                    Expenses                                  1.45%      1.50%      1.98%*    1.35%     1.40%      1.81%*
                                                            =======    =======    =======   =======   =======    =======
                    Investment income--net                    3.58%      3.69%      4.04%*    3.69%     3.77%      4.28%*
                                                            =======    =======    =======   =======   =======    =======

Supplemental        Net assets, end of period
Data:               (in thousands)                          $    57    $    55    $    64   $ 4,043   $ 2,185    $ 1,771
                                                            =======    =======    =======   =======   =======    =======
                    Portfolio turnover                       26.86%     11.09%    124.72%    26.86%    11.09%    124.72%
                                                            =======    =======    =======   =======   =======    =======

                   *Annualized.
                  **Total investment returns exclude the effects of sales loads. ++Commencement of Operations.
                 +++Aggregate total investment return.

                    See Notes to Financial Statements.

                                                                                       Florida Limited Maturity
                                                                                              Class A
                                                                                                                 For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.            For the Year             1993++ to
                                                                                     Ended July 31,             July 31,
                    Increase (Decrease in Net Asset Value:                      1997       1996        1995       1994
Per Share           Net asset value, beginning of period                       $  9.96    $ 10.02     $  9.87    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .40        .40         .43        .24
                    Realized and unrealized gain (loss) on investments--net        .11       (.06)        .15       (.13)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .51        .34         .58        .11
                                                                               -------    -------     -------    -------
                    Less dividends from investment income--net                    (.40)      (.40)       (.43)      (.24)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.07    $  9.96     $ 10.02    $  9.87
                                                                               =======    =======     =======    =======

Total Investment    Based on net asset value per share                           5.20%      3.45%       6.05%      1.12%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                               1.09%       .89%        .39%       .02%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     1.09%       .97%       1.03%       .86%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.98%      4.01%       4.39%      3.54%*
                                                                               =======    =======     =======    =======

Supplemental        Net assets, end of period (in thousands)                   $ 6,376    $ 7,874     $ 9,849    $14,868
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          35.67%     39.90%     138.97%    136.71%
                                                                               =======    =======     =======    =======

                                                                                         Florida Limited Maturity
                                                                                               Class B
                                                                                                                 For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $  9.96    $ 10.02     $  9.88    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .36        .37         .40        .21
                    Realized and unrealized gain (loss) on investments--net        .11       (.06)        .14       (.12)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .47        .31         .54        .09
                                                                               -------    -------     -------    -------
                    Less dividends from investment income--net                    (.36)      (.37)       (.40)      (.21)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.07  $    9.96     $ 10.02    $  9.88


                                                                               =======    =======     =======    =======
Total Investment    Based on net asset value per share                           4.83%      3.08%       5.57%       .99%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                               1.45%      1.24%        .75%       .38%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     1.45%      1.32%       1.38%      1.23%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.63%      3.66%       4.05%      3.19%*
                                                                               =======    =======     =======    =======

Supplemental        Net assets, end of period (in thousands)                   $11,461    $13,690     $16,213    $18,179
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          35.67%     39.90%     138.97%    136.71%
                                                                               =======    =======     =======    =======


                                                                               Florida Limited Maturity
                                                                        Class C                        Class D
                    The following per share data                                   For the                       For the
                    and ratios have been derived                                   Period                        Period
                    from information provided in                                  Oct. 21,                      Oct. 21,
                    the financial statements.                   For the Year     1994++ to     For the Year    1994++ to
                                                               Ended July 31,     July 31,    Ended July 31,    July 31,
                    Increase (Decrease) in Net Asset Value:   1997       1996       1995      1997      1996       1995
Per Share           Net asset value, beginning of period    $  9.90    $ 10.01    $  9.76   $  9.95   $ 10.01    $  9.76
Operating                                                   -------    -------    -------   -------   -------    -------
Performance:        Investment income--net                      .38        .36        .29       .39       .39        .33
                    Realized and unrealized gain (loss)
                    on investments--net                         .10       (.11)       .25       .11      (.06)       .25
                                                            -------    -------    -------   -------   -------    -------
                    Total from investment operations            .48        .25        .54       .50       .33        .58
                                                            -------    -------    -------   -------   -------    -------
                    Less dividends from investment
                    income--net                                (.38)      (.36)      (.29)     (.39)     (.39)      (.33)
                                                            -------    -------    -------   -------   -------    -------
                    Net asset value, end of period          $ 10.00    $  9.90    $ 10.01   $ 10.06   $  9.95    $ 10.01
                                                            =======    =======    =======   =======   =======    =======

Total Investment    Based on net asset value per share        4.93%      2.48%      5.65%+++  5.10%     3.35%      6.07%+++
Return:**                                                   =======    =======    =======   =======   =======    =======

Ratios to Average   Expenses, net of reimbursement            1.26%      1.21%      1.09%*    1.19%      .99%       .67%*
Net Assets:                                                 =======    =======    =======   =======   =======    =======
                    Expenses                                  1.26%      1.23%      1.67%*    1.19%     1.07%      1.19%*

                                                            =======    =======    =======   =======   =======    =======
                    Investment income--net                    3.83%      3.75%      3.83%*    3.88%     3.91%      4.23%*
                                                            =======    =======    =======   =======   =======    =======

Supplemental        Net assets, end of period
Data:               (in thousands)                          $    60    $    52    $     1   $ 7,733   $ 6,406    $ 7,210
                                                            =======    =======    =======   =======   =======    =======
                    Portfolio turnover                       35.67%     39.90%    138.97%    35.67%    39.90%    138.97%
                                                            =======    =======    =======   =======   =======    =======


                                                                                      Massachusetts Limited Maturity
                                                                                               Class A
                                                                                                                 For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $  9.96    $  9.96     $  9.95    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .39        .40         .44        .25
                    Realized and unrealized gain (loss) on investments--net        .08         --++++     .02       (.05)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .47        .40         .46        .20
                                                                               -------    -------     -------    -------
                    Less dividends and distributions:
                      Investment income--net                                      (.39)      (.40)       (.44)      (.25)
                      Realized gain on investments--net                             --         --        (.01)        --
                                                                               -------    -------     -------    -------
                    Total dividends and distributions                             (.39)      (.40)       (.45)      (.25)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.04    $  9.96     $  9.96    $  9.95
                                                                               =======    =======     =======    =======

Total Investment    Based on net asset value per share                           4.86%      4.08%       4.79%      2.01%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                                .99%       .77%        .37%       .03%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     2.52%      2.15%       1.71%      1.17%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.95%      4.04%       4.45%      3.69%*
                                                                               =======    =======     =======    =======
Supplemental        Net assets, end of period (in thousands)                   $ 1,356    $ 1,719     $ 4,453    $ 8,097
Data:                                                                          =======    =======     =======    =======

                    Portfolio turnover                                          22.93%     22.71%      89.96%     57.80%
                                                                               =======    =======     =======    =======

                                                                                      Massachusetts Limited Maturity
                                                                                               Class B
                                                                                                                 For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $  9.96    $  9.96     $  9.95    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .36        .37         .40        .22
                    Realized and unrealized gain (loss) on investments--net        .08         --++++     .02       (.05)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .44        .37         .42        .17
                                                                               -------    -------     -------    -------
                    Less dividends and distributions:
                      Investment income--net                                      (.36)      (.37)       (.40)      (.22)
                      Realized gain on investments--net                             --         --        (.01)        --
                                                                               -------    -------     -------    -------
                    Total dividends and distributions                             (.36)      (.37)       (.41)      (.22)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.04    $  9.96     $  9.96    $  9.95
                                                                               =======    =======     =======    =======

Total Investment    Based on net asset value per share                           4.49%      3.70%       4.41%      1.77%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                               1.35%      1.16%        .74%       .38%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     2.84%      2.61%       2.08%      1.54%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.58%      3.66%       4.08%      3.28%*
                                                                               =======    =======     =======    =======

Supplemental        Net assets, end of period (in thousands)                   $ 2,807    $ 4,577     $ 4,800    $ 8,046
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          22.93%     22.71%      89.96%     57.80%
                                                                               =======    =======     =======    =======

                   *Annualized.
                  **Total investment returns exclude the effects of sales loads. ++Commencement of Operations.
                ++++Amount is less than $.01 per share.
                 +++Aggregate total investment return.

                    See Notes to Financial Statements.


                                                                             Massachusetts Limited Maturity
                                                                        Class C                        Class D
                    The following per share data                                   For the                       For the
                    and ratios have been derived                                   Period                        Period
                    from information provided in                                  Oct. 21,                      Oct. 21,
                    the financial statements.                   For the Year     1994++ to     For the Year    1994++ to
                                                               Ended July 31,     July 31,    Ended July 31,    July 31,
                    Increase (Decrease) in Net Asset Value:   1997       1996       1995      1997      1996       1995
Per Share           Net asset value, beginning of period    $  9.95    $  9.96    $  9.82   $  9.96   $  9.96    $  9.82
Operating                                                   -------    -------    -------   -------   -------    -------
Performance:        Investment income--net                      .38        .39        .33       .38       .39        .34
                    Realized and unrealized gain (loss)
                    on investments--net                         .08       (.01)       .15       .08        --++++    .15
                                                            -------    -------    -------   -------   -------    -------
                    Total from investment operations            .46        .38        .48       .46       .39        .49
                                                            -------    -------    -------   -------   -------    -------
                    Less dividends and distributions:
                      Investment income--net                   (.38)      (.39)      (.33)     (.38)     (.39)      (.34)
                      Realized gain on investments--net          --         --       (.01)       --        --       (.01)
                                                            -------    -------    -------   -------   -------    -------
                    Total dividends and distributions          (.38)      (.39)      (.34)     (.38)     (.39)      (.35)
                                                            -------    -------    -------   -------   -------    -------
                    Net asset value, end of period          $ 10.03    $  9.95    $  9.96   $ 10.04   $  9.96    $  9.96
                                                            =======    =======    =======   =======   =======    =======
Total Investment    Based on net asset value per share        4.70%      3.81%      5.00%+++  4.76%     3.97%      5.09%+++
Return:**                                                   =======    =======    =======   =======   =======    =======

Ratios to Average   Expenses, net of reimbursement            1.15%       .94%       .67%*    1.09%      .93%       .70%*
Net Assets:                                                 =======    =======    =======   =======   =======    =======
                    Expenses                                  2.69%      2.37%      2.23%*    2.62%     2.42%      2.31%*
                                                            =======    =======    =======   =======   =======    =======
                    Investment income--net                    3.80%      3.88%      4.32%*    3.85%     3.89%      4.21%*
                                                            =======    =======    =======   =======   =======    =======
Supplemental        Net assets, end of period
Data:               (in thousands)                          $   275    $   210    $   413   $   698   $   890    $   253
                                                            =======    =======    =======   =======   =======    =======

                    Portfolio turnover                       22.93%     22.71%     89.96%    22.93%    22.71%     89.96%
                                                            =======    =======    =======   =======   =======    =======

                                                                                      Michigan Limited Maturity
                                                                                               Class A
                                                                                                                 For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $  9.94    $  9.98     $  9.92    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .39        .41         .44        .24
                    Realized and unrealized gain (loss) on investments--net        .15       (.04)        .06       (.08)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .54        .37         .50        .16
                                                                               -------    -------     -------    -------
                    Less dividends and distributions:
                      Investment income--net                                      (.39)      (.41)       (.44)      (.24)
                      In excess of realized gain on investments--net                --++++     --          --         --
                                                                               -------    -------     -------    -------
                    Total dividends and distributions                             (.39)      (.41)       (.44)      (.24)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.09    $  9.94     $  9.98    $  9.92
                                                                               =======    =======     =======    =======

Total Investment    Based on net asset value per share                           5.61%      3.71%       5.16%      1.66%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                                .94%       .74%        .27%       .02%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     3.50%      2.78%       2.18%      2.01%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.93%      4.06%       4.42%      3.59%*
                                                                               =======    =======     =======    =======

Supplemental        Net assets, end of period (in thousands)                   $ 1,368    $ 1,641     $ 2,302    $ 3,435
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          13.24%     32.92%      93.08%    204.15%
                                                                               =======    =======     =======    =======


                                                                                      Michigan Limited Maturity
                                                                                               Class B
                                                                                                                 For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $  9.94    $  9.98     $  9.92    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .36        .37         .40        .22
                    Realized and unrealized gain (loss) on investments--net        .15       (.04)        .06       (.08)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .51        .33         .46        .14
                                                                               -------    -------     -------    -------
                    Less dividends and distributions:
                      Investment income--net                                      (.36)      (.37)       (.40)      (.22)
                      In excess of realized gain on investments--net                --++++     --          --         --
                                                                               -------    -------     -------    -------
                    Total dividends and distributions                             (.36)      (.37)       (.40)      (.22)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.09    $  9.94     $  9.98    $  9.92
                                                                               =======    =======     =======    =======
Total Investment    Based on net asset value per share                           5.22%      3.32%       4.78%      1.42%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                               1.31%      1.10%        .65%       .38%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     3.86%      3.14%       2.56%      2.38%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.56%      3.70%       4.09%      3.21%*
                                                                               =======    =======     =======    =======

Supplemental        Net assets, end of period (in thousands)                   $ 1,411    $ 1,842     $ 2,494    $ 2,411
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          13.24%     32.92%      93.08%    204.15%
                                                                               =======    =======     =======    =======

                                                                               Michigan Limited Maturity
                                                                        Class C                        Class D
                    The following per share data                                   For the                      For the
                    and ratios have been derived                                   Period                       Period
                    from information provided in                                  Oct. 21,                     Oct. 21,
                    the financial statements.                  For the Year      1994++ to    For the Year    1994++ to
                                                               Ended July 31,     July 31,    Ended July 31,    July 31,
                    Increase (Decrease) in Net Asset Value:   1997       1996       1995      1997      1996       1995
Per Share           Net asset value, beginning of period    $  9.94    $  9.98    $  9.76   $  9.94   $  9.97    $  9.76
Operating                                                   -------    -------    -------   -------   -------    -------
Performance:        Investment income--net                      .36        .36        .30       .38       .40        .34
                    Realized and unrealized gain (loss)
                    on investments--net                         .15       (.04)       .22       .14      (.03)       .21
                                                            -------    -------    -------   -------   -------    -------
                    Total from investment operations            .51        .32        .52       .52       .37        .55
                                                            -------    -------    -------   -------   -------    -------
                    Less dividends and distributions:
                      Investment income--net                   (.36)      (.36)      (.30)     (.38)     (.40)      (.34)
                      In excess of realized gain on
                      investments--net                           --++++     --         --        --++++    --         --
                                                            -------    -------    -------   -------   -------    -------
                    Total dividends and distributions          (.36)      (.36)      (.30)     (.38)     (.40)      (.34)
                                                            -------    -------    -------   -------   -------    -------
                    Net asset value, end of period          $ 10.09    $  9.94    $  9.98   $ 10.08   $  9.94    $  9.97
                                                            =======    =======    =======   =======   =======    =======

Total Investment    Based on net asset value per share        5.22%      3.20%      5.40%+++  5.40%     3.71%      5.72%+++
Return:**                                                   =======    =======    =======   =======   =======    =======

Ratios to Average   Expenses, net of reimbursement            1.32%      1.24%       .96%*    1.04%      .87%       .44%*
Net Assets:                                                 =======    =======    =======   =======   =======    =======
                    Expenses                                  3.81%      3.31%      2.90%*    3.48%     3.06%      2.38%*
                                                            =======    =======    =======   =======   =======    =======
                    Investment income--net                    3.56%      3.57%      3.80%*    3.83%     3.94%      4.47%*
                                                            =======    =======    =======   =======   =======    =======

Supplemental        Net assets, end of period
Data:               (in thousands)                          $     1    $     1    $     1   $ 1,471   $   541    $   254
                                                            =======    =======    =======   =======   =======    =======
                    Portfolio turnover                       13.24%     32.92%     93.08%    13.24%    32.92%     93.08%
                                                            =======    =======    =======   =======   =======    =======

                   *Annualized.
                  **Total investment returns exclude the effects of sales loads. ++Commencement of Operations.
                ++++Amount is less than $.01 per share.
                 +++Aggregate total investment return.

                    See Notes to Financial Statements.

                                                                                       New Jersey Limited Maturity
                                                                                               Class A
                                                                                                                 For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $ 10.11    $ 10.15     $  9.94    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .38        .41         .42        .23
                    Realized and unrealized gain (loss) on investments--net        .03       (.04)        .21       (.06)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .41        .37         .63        .17
                                                                               -------    -------     -------    -------
                    Less dividends from investment income--net                    (.38)      (.41)       (.42)      (.23)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.14    $ 10.11     $ 10.15    $  9.94
                                                                               =======    =======     =======    =======

Total Investment    Based on net asset value per share                           4.19%      3.68%       6.45%      1.73%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                                .94%       .76%        .34%       .03%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     1.65%      1.78%       1.69%      1.14%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.82%      4.02%       4.10%      3.45%*
                                                                               =======    =======     =======    =======

Supplemental        Net assets, end of period (in thousands)                   $ 1,735    $ 2,663     $ 2,401    $ 5,933
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          32.89%      6.57%     131.56%    205.04%
                                                                               =======    =======     =======    =======

                                                                                       New Jersey Limited Maturity
                                                                                               Class B
                                                                                                                 For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.             For the Year            1993++ to
                                                                                      Ended July 31,            July 31,
                    Increase (Decrease) in Net Asset Value:                     1997       1996        1995       1994
Per Share           Net asset value, beginning of period                       $ 10.11    $ 10.16     $  9.95    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .35        .37         .38        .20
                    Realized and unrealized gain (loss) on investments--net        .04       (.05)        .21       (.05)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .39        .32         .59        .15
                                                                               -------    -------     -------    -------
                    Less dividends from investment income--net                    (.35)      (.37)       (.38)      (.20)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.15    $ 10.11     $ 10.16    $  9.95
                                                                               =======    =======     =======    =======

Total Investment    Based on net asset value per share                           3.92%      3.21%       6.07%      1.59%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                               1.30%      1.10%        .73%       .38%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     2.00%      2.12%       2.15%      1.52%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.46%      3.67%       3.80%      3.04%*
                                                                               =======    =======     =======    =======

Supplemental        Net assets, end of period (in thousands)                   $ 4,109    $ 5,152     $ 7,593    $ 7,885
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          32.89%      6.57%     131.56%    205.04%
                                                                               =======    =======     =======    =======

                                                                              New Jersey Limited Maturity
                                                                        Class C                        Class D
                    The following per share data                                   For the                       For the
                    and ratios have been derived                                   Period                        Period
                    from information provided in                                  Oct. 21,                      Oct. 21,
                    the financial statements.                   For the Year     1994++ to     For the Year    1994++ to
                                                               Ended July 31,     July 31,    Ended July 31,    July 31,
                    Increase (Decrease) in Net Asset Value:   1997       1996       1995      1997      1996       1995
Per Share           Net asset value, beginning of period    $  9.16    $  9.20    $  9.86   $ 10.11   $ 10.16    $  9.85
Operating                                                   -------    -------    -------   -------   -------    -------
Performance:        Investment income--net                      .33        .34        .26       .37       .40        .32
                    Realized and unrealized gain (loss)
                    on investments--net                         .03       (.04)      (.66)      .04      (.05)       .31
                                                            -------    -------    -------   -------   -------    -------
                    Total from investment operations            .36        .30       (.40)      .41       .35        .63
                                                            -------    -------    -------   -------   -------    -------
                    Less dividends from investment

                    income--net                                (.33)      (.34)      (.26)     (.37)     (.40)      (.32)
                                                            -------    -------    -------   -------   -------    -------
                    Net asset value, end of period          $  9.19    $  9.16    $  9.20   $ 10.15   $ 10.11    $ 10.16
                                                            =======    =======    =======   =======   =======    =======

Total Investment    Based on net asset value per share        4.06%      3.24%     (4.01%)+++ 4.18%     3.48%      6.51%+++
Return:**                                                   =======    =======    =======   =======   =======    =======

Ratios to Average   Expenses, net of reimbursement            1.10%      1.00%       .55%*    1.04%      .84%       .62%*
Net Assets:                                                 =======    =======    =======   =======   =======    =======
                    Expenses                                  1.80%      2.04%      2.22%*    1.78%     1.86%      2.07%*
                                                            =======    =======    =======   =======   =======    =======
                    Investment income--net                    3.66%      3.82%      4.06%*    3.75%     3.93%      4.17%*
                                                            =======    =======    =======   =======   =======    =======
Supplemental        Net assets, end of period
Data:               (in thousands)                          $   241    $   272    $     1   $   238   $   540    $   437
                                                            =======    =======    =======   =======   =======    =======
                    Portfolio turnover                       32.89%      6.57%    131.56%    32.89%     6.57%    131.56%
                                                            =======    =======    =======   =======   =======    =======

                                                                                       New York Limited Maturity
                                                                                               Class A
                                                                                                                 For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $ 10.06    $ 10.05     $  9.91    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .43        .43         .44        .25
                    Realized and unrealized gain (loss) on investments--net        .17        .01         .14       (.09)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .60        .44         .58        .16
                                                                               -------    -------     -------    -------
                    Less dividends from investment income--net                    (.43)      (.43)       (.44)      (.25)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.23    $ 10.06     $ 10.05    $  9.91
                                                                               =======    =======     =======    =======
Total Investment    Based on net asset value per share                           6.09%      4.46%       6.03%      1.61%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                                .70%       .50%        .33%       .03%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     1.16%      1.38%       1.30%      1.24%*

                                                                               =======    =======     =======    =======
                    Investment income--net                                       4.24%      4.28%       4.49%      3.68%*
                                                                               =======    =======     =======    =======

Supplemental        Net assets, end of period (in thousands)                   $ 2,605    $ 3,723     $ 4,811    $ 5,290
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          36.53%     51.47%     139.16%    152.73%
                                                                               =======    =======     =======    =======


                                                                                       New York Limited Maturity
                                                                                               Class B
                                                                                                                  For the
                                                                                                                  Period
                    The following per share data and ratios have been derived                                    Nov. 26,
                    from information provided in the financial statements.               For the Year            1993++ to
                                                                                        Ended July 31,           July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $ 10.06    $ 10.05     $  9.91    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .39        .40         .41        .22
                    Realized and unrealized gain (loss) on investments--net        .17         .01        .14       (.09)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .56        .41         .55        .13
                                                                               -------    -------     -------    -------
                    Less dividends from investment income--net                    (.39)      (.40)       (.41)      (.22)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.23    $ 10.06     $ 10.05    $  9.91
                                                                               =======    =======     =======    =======

Total Investment    Based on net asset value per share                           5.71%      4.08%       5.66%      1.37%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                               1.05%       .87%        .69%       .38%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     1.52%      1.75%       1.65%      1.60%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.88%      3.91%       4.11%      3.31%*
                                                                               =======    =======     =======    =======
Supplemental        Net assets, end of period (in thousands)                   $ 8,209    $10,071     $ 8,822    $ 9,743
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          36.53%     51.47%     139.16%    152.73%
                                                                               =======    =======     =======    =======

                   *Annualized.

                  **Total investment returns exclude the effects of sales loads. ++Commencement of Operations.
                 +++Aggregate total investment return.

                    See Notes to Financial Statements.


FINANCIAL HIGHLIGHTS (concluded)

                                                                                New York Limited Maturity
                                                                        Class C                        Class D
                    The following per share data                                   For the                       For the
                    and ratios have been derived                                   Period                        Period
                    from information provided in                                  Oct. 21,                      Oct. 21,
                    the financial statements.                   For the Year     1994++ to     For the Year    1994++ to
                                                               Ended July 31,     July 31,    Ended July 31,    July 31,
                    Increase (Decrease) in Net Asset Value:   1997       1996       1995      1997      1996       1995
Per Share           Net asset value, beginning of period    $ 10.06    $ 10.05    $  9.78   $ 10.06   $ 10.05    $  9.78
Operating                                                   -------    -------    -------   -------   -------    -------
Performance:        Investment income--net                      .41        .42        .30       .42       .42        .34
                    Realized and unrealized gain on
                    investments--net                            .17        .01        .27       .17       .01        .27
                                                            -------    -------    -------   -------   -------    -------
                    Total from investment operations            .58        .43        .57       .59       .43        .61
                                                            -------    -------    -------   -------   -------    -------
                    Less dividends from investment
                    income--net                                (.41)      (.42)      (.30)     (.42)     (.42)      (.34)
                                                            -------    -------    -------   -------   -------    -------
                    Net asset value, end of period          $ 10.23    $ 10.06    $ 10.05   $ 10.23   $ 10.06    $ 10.05
                                                            =======    =======    =======   =======   =======    =======

Total Investment    Based on net asset value per share        5.91%      4.28%      5.97%+++  5.98%     4.35%      6.37%+++
Return:**                                                   =======    =======    =======   =======   =======    =======

Ratios to Average   Expenses, net of reimbursement             .86%       .71%       .63%*     .80%      .62%       .48%*
Net Assets:                                                 =======    =======    =======   =======   =======    =======
                    Expenses                                  1.32%      1.59%      1.63%*    1.26%     1.49%      1.48%*
                                                            =======    =======    =======   =======   =======    =======
                    Investment income--net                    4.05%      4.06%      4.21%*    4.14%     4.16%      4.47%*
                                                            =======    =======    =======   =======   =======    =======
Supplemental        Net assets, end of period
Data:               (in thousands)                          $    68    $   214    $    38   $ 3,683   $ 3,912    $ 2,306
                                                            =======    =======    =======   =======   =======    =======


                    Portfolio turnover                       36.53%     51.47%    139.16%    36.53%    51.47%    139.16%
                                                            =======    =======    =======   =======   =======    =======
                                                                                     Pennsylvania Limited Maturity
                                                                                               Class A
                                                                                                                For the
                                                                                                                 Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994
Per Share           Net asset value, beginning of period                       $ 10.11    $ 10.10     $  9.95    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:        Investment income--net                                         .38        .41         .42        .23
                    Realized and unrealized gain (loss) on investments--net        .12        .01         .15       (.05)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .50        .42         .57        .18
                                                                               -------    -------     -------    -------
                    Less dividends from investment income--net                    (.38)      (.41)       (.42)      (.23)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.23    $ 10.11     $ 10.10    $  9.95
                                                                               =======    =======     =======    =======

Total Investment    Based on net asset value per share                           5.04%      4.18%       5.89%      1.85%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                                .99%       .80%        .38%       .02%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     1.75%      1.63%       1.90%      1.48%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.74%      4.01%       4.25%      3.46%*
                                                                               =======    =======     =======    =======

Supplemental        Net assets, end of period (in thousands)                    $  736     $  833      $  943     $  990
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          20.88%     30.90%     141.52%    237.47%
                                                                               =======    =======     =======    =======

                                                                                  Pennsylvania Limited Maturity
                                                                                             Class B

                                                                                                                For the
                                                                                                                Period
                    The following per share data and ratios have been derived                                   Nov. 26,
                    from information provided in the financial statements.               For the Year          1993++ to
                                                                                        Ended July 31,          July 31,
                    Increase (Decrease) in Net Asset Value:                      1997       1996        1995      1994

Per Share           Net asset value, beginning of period                       $ 10.11    $ 10.10     $  9.95    $ 10.00
Operating                                                                      -------    -------     -------    -------
Performance:
                    Investment income--net                                         .34        .37         .39        .21
                    Realized and unrealized gain (loss) on investments--net        .12        .01         .15       (.05)
                                                                               -------    -------     -------    -------
                    Total from investment operations                               .46        .38         .54        .16
                                                                               -------    -------     -------    -------
                    Less dividends from investment income--net                    (.34)      (.37)       (.39)      (.21)
                                                                               -------    -------     -------    -------
                    Net asset value, end of period                             $ 10.23    $ 10.11     $ 10.10    $  9.95
                                                                               =======    =======     =======    =======
Total Investment    Based on net asset value per share                           4.66%      3.80%       5.51%      1.61%+++
Return:**                                                                      =======    =======     =======    =======

Ratios to Average   Expenses, net of reimbursement                               1.35%      1.15%        .73%       .38%*
Net Assets:                                                                    =======    =======     =======    =======
                    Expenses                                                     2.11%      1.99%       2.25%      1.83%*
                                                                               =======    =======     =======    =======
                    Investment income--net                                       3.38%      3.65%       3.87%      3.05%*
                                                                               =======    =======     =======    =======
Supplemental        Net assets, end of period (in thousands)                   $ 5,134    $ 6,264     $ 7,414    $ 9,532
Data:                                                                          =======    =======     =======    =======
                    Portfolio turnover                                          20.88%     30.90%     141.52%    237.47%
                                                                               =======    =======     =======    =======


                                                                            Pennsylvania Limited Maturity
                                                                        Class C                        Class D
                    The following per share data                                   For the                       For the
                    and ratios have been derived                                   Period                        Period
                    from information provided in                                  Oct. 21,                      Oct. 21,
                    the financial statements.                   For the Year     1994++ to     For the Year    1994++ to
                                                               Ended July 31,     July 31,    Ended July 31,    July 31,
                    Increase (Decrease) in Net Asset Value:   1997       1996       1995      1997      1996       1995
Per Share           Net asset value, beginning of period    $ 10.15    $ 10.10    $  9.84   $ 10.11   $ 10.10    $  9.84
Operating                                                   -------    -------    -------   -------   -------    -------
Performance:        Investment income--net                      .35        .38        .29       .37       .40        .33
                    Realized and unrealized gain
                    on investments--net                         .12        .05        .26       .13       .01        .26
                                                            -------    -------    -------   -------   -------    -------
                    Total from investment operations            .47        .43        .55       .50       .41        .59
                                                            -------    -------    -------   -------   -------    -------


                    Less dividends from investment
                    income--net                                (.35)      (.38)      (.29)     (.37)     (.40)      (.33)
                                                            -------    -------    -------   -------   -------    -------
                    Net asset value, end of period          $ 10.27    $ 10.15    $ 10.10   $ 10.24   $ 10.11    $ 10.10
                                                            =======    =======    =======   =======   =======    =======

Total Investment    Based on net asset value per share        4.68%      4.28%      5.68%+++  5.04%     4.07%      6.10%+++
Return:**                                                   =======    =======    =======   =======   =======    =======

Ratios to Average   Expenses, net of reimbursement            1.28%       .97%      1.05%*    1.09%      .96%       .57%*
Net Assets:                                                 =======    =======    =======   =======   =======    =======
                    Expenses                                  2.02%      1.83%      2.55%*    1.85%     1.71%      2.08%*
                                                            =======    =======    =======   =======   =======    =======
                    Investment income--net                    3.46%      3.84%      3.77%*    3.64%     3.84%      4.30%*
                                                            =======    =======    =======   =======   =======    =======

Supplemental        Net assets, end of period
Data:               (in thousands)                          $     8    $     1    $     1   $ 1,861   $ 1,807    $   382
                                                            =======    =======    =======   =======   =======    =======
                    Portfolio turnover                       20.88%     30.90%    141.52%    20.88%    30.90%    141.52%
                                                            =======    =======    =======   =======   =======    =======

                 [FN]
                   *Annualized.
                  **Total investment returns exclude the effects of sales loads. ++Commencement of Operations.
                 +++Aggregate total investment return.

                    See Notes to Financial Statements.



NOTES TO FINANCIAL STATEMENTS


1. Significant Accounting Policies:
Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (the "Trust") is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company consisting of eight separate series: Merrill Lynch Arizona Limited Maturity Municipal Bond Fund, Merrill Lynch California Limited Maturity Municipal Bond Fund, Merrill Lynch Florida Limited Maturity Municipal Bond Fund, Merrill Lynch Massachusetts Limited Maturity Municipal Bond Fund, Merrill Lynch Michigan Limited Maturity Municipal Bond Fund, Merrill Lynch New Jersey Limited Maturity Municipal Bond Fund, Merrill Lynch New York Limited Maturity Municipal Bond Fund, and Merrill Lynch Pennsylvania Limited Maturity

Municipal Bond Fund. Each series of the Trust is referred to herein as a "Fund". The Trust offers four classes of shares under the Merrill Lynch Select Pricing SM System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Trust.

(a) Valuation of investments--Municipal bonds and other portfolio securities in which the Funds invest are traded primarily in the over-the-counter municipal bond and money markets and are valued at the last available bid price in the over-the-counter market or on the basis of yield equivalents as obtained from one or more dealers that make markets in the securities. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their settlement prices as of the close of such exchanges. Short-term investments with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by a pricing service retained by the Trust, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trustees.

(b) Derivative financial instruments--Each Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the debt markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The Funds may purchase or sell interest rate futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Funds deposit and maintain as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Funds agree to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Funds as unrealized gains or losses. When the contract is closed, the Funds record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

(c) Income taxes--It is each Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income is recognized on the accrual basis. Discounts and market premiums are amortized into interest income. Realized gains and losses on security transactions are determined on the identified cost basis.

(e) Deferred organization expenses and prepaid registration fees-- Deferred organization expenses are charged to expense on a straight-line basis over a five-year period beginning with commencement of operations. Prepaid registration fees are charged to expense as the related shares are issued.

(f) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates. Distributions in excess of realized capital gains are due primarily to differing tax treatments for post-October losses.

2. Investment Advisory Agreement and Transactions with Affiliates:
The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Trust has also entered into a Distribution Agreement and Distribution Plans with Merrill Lynch Funds Distributor, Inc. ("MLFD" or "Distributor"), a wholly-owned subsidiary of Merrill Lynch Group, Inc.

FAM is responsible for the management of each Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of each Fund. For such services, each Fund pays a monthly fee at the annual rate of 0.35% of that Fund's average daily net assets.

For the year ended July 31, 1997, FAM had voluntarily waived management fees and reimbursed each Fund for additional expenses as follows:

                            Arizona      California     Florida
                            Limited       Limited       Limited
                            Maturity      Maturity      Maturity

Management fee              $13,268       $29,150          --
Additional expenses         $72,437          --            --


                         Massachusetts    Michigan      New Jersey
                           Limited        Limited        Limited
                           Maturity       Maturity       Maturity

Management fee              $22,132       $14,977        $25,494
Additional expenses         $72,930       $92,903        $25,788

                           New York     Pennsylvania
                           Limited        Limited
                           Maturity       Maturity

Management fee              $57,645       $29,758
Additional expenses         $19,235       $34,384

Pursuant to the distribution plans (the "Distribution Plans") adopted by the Trust in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Funds pay the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

                     Account Maintenance      Fee Distribution Fee

Class B                     0.15%                    0.20%
Class C                     0.15%                    0.20%
Class D                     0.10%                      --

Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Inc. ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Trust. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the year ended July 31, 1997, MLFD earned underwriting discounts and MLPF&S earned dealer concessions on sales of the Funds' Class A and Class D Shares as follows:


                    Arizona      California     Florida     Massachusetts
                    Limited       Limited       Limited        Limited
                    Maturity      Maturity      Maturity       Maturity
Class A:

MLFD                  $    7          --          $ 68             --
MLPF&S                $  194          --          $563             --

Class D:

MLFD                  $  199      $  224          $ 55           $  9
MLPF&S                $2,172      $2,155          $521           $205


                    Michigan    New Jersey      New York     Pennsylvania
                    Limited      Limited        Limited        Limited
                    Maturity     Maturity       Maturity       Maturity
Class A:

MLFD                  $    8          --            --             --
MLPF&S                $   68          --          $  5             --

Class D:

MLFD                  $   46      $    2          $ 70           $  5
MLPF&S                $  350      $   48          $767           $210


MLPF&S received contingent deferred sales charges relating to transactions in Class B Shares as follows:

                                               Class B
                                                Shares

Arizona Limited Maturity                       $   427
California Limited Maturity                      6,833
Florida Limited Maturity                         7,396
Massachusetts Limited Maturity                   3,151
Michigan Limited Maturity                          397
New Jersey Limited Maturity                      4,461
New York Limited Maturity                       18,743
Pennsylvania Limited Maturity                      878


Furthermore, MLPF&S received contingent deferred sales charges of

$2,001 relating to transactions subject to front end sales charge waivers in Class D Shares.

Merrill Lynch Financial Data Services, Inc. ("MLFDS"), a wholly-owned subsidiary of ML & Co., is the Trust's transfer agent.


NOTES TO FINANCIAL STATEMENTS (continued)


Accounting services are provided to the Trust by FAM at cost.

Certain officers and/or trustees of the Trust are officers and/or directors of FAM, PSI, MLFD, MLFDS, and/or ML & Co.


3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended July 31, 1997 were as follows:

                                         Purchases          Sales
Arizona Limited Maturity               $ 1,019,574      $ 2,070,874
California Limited Maturity              3,276,869        3,471,729
Florida Limited Maturity                 8,642,572       10,107,246
Massachusetts Limited Maturity           1,215,165        2,253,678
Michigan Limited Maturity                1,155,783          479,425
New Jersey Limited Maturity              1,661,522        3,793,860
New York Limited Maturity                5,241,711        6,943,659
Pennsylvania Limited Maturity            1,309,108        1,728,529


Net realized and unrealized gains (losses) as of July 31, 1997 were as follows:

                                     Realized     Unrealized
Arizona Limited Maturity              Gains         Gains
Long-term investments               $  87,712      $  86,566
                                    ---------      ---------
Total                               $  87,712      $  86,566
                                    =========      =========




                                     Realized     Unrealized
California Limited Maturity           Gains         Gains
Long-term investments               $  57,005      $ 764,034
Short-term investments                     --            529
                                    ---------      ---------
Total                               $  57,005      $ 764,563
                                    =========      =========


                                     Realized     Unrealized
Florida Limited Maturity               Gains         Gains

Long-term investments               $ 101,556      $ 777,279
Short-term investments                     55             --
                                    ---------      ---------
Total                               $ 101,611      $ 777,279
                                    =========      =========


                                     Realized     Unrealized
Massachusetts Limited Maturity        Gains         Gains

Long-term investments               $  51,279      $ 167,141
                                    ---------      ---------
Total                               $  51,279      $ 167,141
                                    =========      =========

                                     Realized     Unrealized
Michigan Limited Maturity             Gains         Gains

Long-term investments               $  21,697      $ 162,895
                                    ---------      ---------
Total                               $  21,697      $ 162,895
                                    =========      =========


                                                  Unrealized
                                     Realized        Gains
New Jersey Limited Maturity           Gains        (Losses)

Long-term investments               $ 126,030      $ 186,033
Short-term investments                     --           (333)
                                    ---------      ---------
Total                               $ 126,030      $ 185,700
                                    =========      =========




                                     Realized     Unrealized
New York Limited Maturity             Gains         Gains

Long-term investments               $  36,848      $ 539,314
                                    ---------      ---------
Total                               $  36,848      $ 539,314
                                    =========      =========


                                     Realized     Unrealized
Pennsylvania Limited Maturity         Gains         Gains

Long-term investments               $  37,824      $ 216,756
Short-term investments                     --            152
                                    ---------      ---------
Total                               $  37,824      $ 216,908
                                    =========      =========

As of July 31, 1997, net unrealized appreciation and the aggregate cost of investments for Federal income tax purposes were as follows:


Limited           Gross            Gross            Net          Aggregate
Maturity        Unrealized       Unrealized      Unrealized       Cost of
Fund           Appreciation     Depreciation    Appreciation    Investments
Arizona          $ 86,566             --          $ 86,566      $ 2,939,002
California        741,290             --           741,290       13,161,474
Florida           815,581      $ (38,302)          777,279       24,754,969
Massachusetts     167,141             --           167,141        5,005,999
Michigan          162,895             --           162,895        3,952,546
New Jersey        186,033           (333)          185,700        6,482,928
New York          539,314             --           539,314       13,800,699
Pennsylvania      216,908             --           216,908        7,317,330

4. Beneficial Interest Transactions:
Net increase (decrease) in net assets derived from beneficial interest transactions for the years ended July 31, 1997 and July 31, 1996 were as follows:

                                        For the          For the
                                      Year Ended       Year Ended
                                     July 31, 1997    July 31, 1996

Arizona Limited Maturity             $ (1,124,280)      $(1,767,011)
California Limited Maturity            (1,455,816)         (491,496)
Florida Limited Maturity               (2,674,028)       (5,075,030)
Massachusetts Limited Maturity         (2,299,335)       (2,526,578)
Michigan Limited Maturity                 168,118        (1,013,383)
New Jersey Limited Maturity            (2,324,627)       (1,750,465)

New York Limited Maturity              (3,606,325)        1,937,339
Pennsylvania Limited Maturity          (1,259,754)          150,949

Transactions in shares of beneficial interest for each class were as follows:

Arizona Limited Maturity


Class A Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                             2,059     $   20,756
Shares issued to shareholders in
reinvestment of dividends                 898          9,047
                                   ----------     ----------
Total issued                            2,957         29,803
Shares redeemed                       (13,909)      (139,681)
                                   ----------     ----------
Net decrease                          (10,952)    $ (109,878)
                                   ==========     ==========

Arizona Limited Maturity

Class A Shares for the Year                          Dollar
Ended July 31, 1996                    Shares        Amount

Shares sold                             5,200     $   52,303
Shares issued to shareholders in
reinvestment of dividends               1,441         14,637
                                   ----------     ----------
Total issued                            6,641         66,940
Shares redeemed                       (29,641)      (304,005)
                                   ----------     ----------
Net decrease                          (23,000)    $ (237,065)
                                   ==========     ==========
Arizona Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                            20,264     $  204,323
Shares issued to shareholders in
reinvestment of dividends               4,028         40,606
                                   ----------     ----------
Total issued                           24,292        244,929
Automatic conversion of shares         (1,018)       (10,248)


Shares redeemed                       (99,594)    (1,001,882)
                                   ----------     ----------
Net decrease                          (76,320)    $ (767,201)
                                   ==========     ==========

Arizona Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                            43,937    $   449,980
Shares issued to shareholders in
reinvestment of dividends               7,003         66,184
                                  -----------    -----------
Total issued                           50,940        516,164
Shares redeemed                      (275,350)    (2,797,058)
                                  -----------    -----------
Net decrease                         (224,410)   $(2,280,894)
                                  ===========    ===========

Arizona Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                               100     $    1,008
Shares issued to shareholders in
reinvestment of dividends                 357          3,609
                                   ----------     ----------
Total issued                              457          4,617
Shares redeemed                       (10,307)      (103,073)
                                   ----------     ----------
Net decrease                           (9,850)    $  (98,456)
                                   ==========     ==========

Arizona Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                            13,124    $   132,973
Shares issued to shareholders in
reinvestment of dividends                 162          1,633
                                  -----------    -----------
Total issued                           13,286        134,606
Shares redeemed                            (4)           (41)
                                  -----------    -----------
Net increase                           13,282    $   134,565
                                  ===========    ===========



Arizona Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                            27,128     $  271,439
Automatic conversion of shares          1,018         10,248
Shares issued to shareholders in
reinvestment of dividends                 597          6,023
                                   ----------     ----------
Total issued                           28,743        287,710
Shares redeemed                       (43,319)      (436,455)
                                   ----------     ----------
Net decrease                          (14,576)    $ (148,745)
                                   ==========     ==========

Arizona Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                           104,371    $ 1,066,013
Shares issued to shareholders in
reinvestment of dividends               2,220         22,565
                                  -----------    -----------
Total issued                          106,591      1,088,578
Shares redeemed                       (47,001)      (472,195)
                                  -----------    -----------
Net increase                           59,590    $   616,383
                                  ===========    ===========

California Limited Maturity

Class A Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                             1,377     $   13,897
Shares issued to shareholders in
reinvestment of dividends               3,031         30,528
                                   ----------     ----------
Total issued                            4,408         44,425
Shares redeemed                       (10,568)      (106,294)
                                   ----------     ----------
Net decrease                           (6,160)    $  (61,869)
                                   ==========     ==========

California Limited Maturity


Class A Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                             8,087     $   80,919
Shares issued to shareholders in
reinvestment of dividends               3,445         34,639
                                   ----------     ----------
Total issued                           11,532        115,558
Shares redeemed                       (49,796)      (500,770)
                                   ----------     ----------
Net decrease                          (38,264)    $ (385,212)
                                   ==========     ==========

California Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                           204,154    $ 2,058,619
Shares issued to shareholders in
reinvestment of dividends              13,782        138,778
                                  -----------    -----------
Total issued                          217,936      2,197,397
Automatic conversion of shares        (28,044)      (284,252)
Shares redeemed                      (504,135)    (5,083,745)
                                  -----------    -----------
Net decrease                         (314,243)   $(3,170,600)
                                  ===========    ===========

California Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                           210,376    $ 2,110,120
Shares issued to shareholders in
reinvestment of dividends              15,717        158,020
                                  -----------    -----------
Total issued                          226,093      2,268,140
Automatic conversion of shares         (7,895)       (80,134)
Shares redeemed                      (267,935)    (2,686,717)
                                  -----------    -----------
Net decrease                          (49,737)    $ (498,711)
                                   ==========     ==========

California Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount
Shares sold                               115     $    1,152
Shares issued to shareholders in
reinvestment of dividends                   6             62
                                   ----------     ----------
Net increase                              121     $    1,214
                                   ==========     ==========

California Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                                24     $      250
Shares issued to shareholders in
reinvestment of dividends                   8             78
                                   ----------     ----------
Total issued                               32            328
Shares redeemed                          (983)        (9,913)
                                   ----------     ----------
Net decrease                             (951)    $   (9,585)
                                   ==========     ==========

California Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount
Shares sold                           285,173    $ 2,849,538
Automatic conversion of shares          3,978        284,252
Shares issued to shareholders in
reinvestment of dividends              28,044         40,114
                                  -----------    -----------
Total issued                          317,195      3,173,904
Shares redeemed                      (139,121)    (1,398,465)
                                  -----------    -----------
Net increase                          178,074    $ 1,775,439
                                  ===========    ===========

California Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount
Shares sold                           105,834     $1,060,270


Automatic conversion of shares          7,895         80,134
Shares issued to shareholders in
reinvestment of dividends               1,093         10,986
                                   ----------     ----------
Total issued                          114,822      1,151,390
Shares redeemed                       (74,548)      (749,378)
                                   ----------     ----------
Net increase                           40,274     $  402,012
                                   ==========     ==========

Florida Limited Maturity

Class A Shares for the Year                         Dollar
Ended July 31, 1997                    Shares       Amount

Shares sold                            70,813    $   705,043
Shares issued to shareholders in
reinvestment of dividends               6,542         65,182
                                  -----------    -----------
Total issued                           77,355        770,225
Shares redeemed                      (235,028)    (2,340,687)
                                  -----------    -----------
Net decrease                         (157,673)   $(1,570,462)
                                  ===========    ===========

Florida Limited Maturity

Class A Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                            91,796    $   926,979
Shares issued to shareholders in
reinvestment of dividends              11,780        118,180
                                  -----------    -----------
Total issued                          103,576      1,045,159
Shares redeemed                      (296,045)    (2,960,805)
                                  -----------    -----------
Net decrease                         (192,469)   $(1,915,646)
                                  ===========    ===========

Florida Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                           344,717    $ 3,439,385
Shares issued to shareholders in
reinvestment of dividends              20,341        202,648
                                  -----------    -----------


Total issued                          365,058      3,642,033
Automatic conversion of shares         (3,635)       (36,364)
Shares redeemed                      (598,033)    (5,967,067)
                                  -----------    -----------
Net decrease                         (236,610)   $(2,361,398)
                                  ===========    ===========

Florida Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                           374,709    $ 3,773,344
Shares issued to shareholders in
reinvestment of dividends              28,155        282,558
                                  -----------    -----------
Total issued                          402,864      4,055,902
Shares redeemed                      (646,498)    (6,500,752)
                                  -----------    -----------
Net decrease                         (243,634)   $(2,444,850)
                                  ===========    ===========

Florida Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                             5,712    $    56,834
Shares issued to shareholders in
reinvestment of dividends                 140          1,387
                                  -----------    -----------
Total issued                            5,852         58,221
Shares redeemed                        (5,087)       (50,009)
                                  -----------    -----------
Net increase                              765    $     8,212
                                  ===========    ===========

Florida Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                             6,623    $    65,559
Shares issued to shareholders in
reinvestment of dividends                   4             41
                                  -----------    -----------
Total issued                            6,627         65,600
Shares redeemed                        (1,536)       (15,483)
                                  -----------    -----------



Net increase                            5,091    $    50,117
                                  ===========    ===========

Florida Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                           362,564    $ 3,617,894
Automatic conversion of shares          3,635         36,364
Shares issued to shareholders in
reinvestment of dividends               5,285         52,650
                                  -----------    -----------
Total issued                          371,484      3,706,908
Shares redeemed                      (246,834)    (2,457,288)
                                  -----------    -----------
Net increase                          124,650    $ 1,249,620
                                  ===========    ===========

Florida Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                           316,584     $3,192,506
Shares issued to shareholders in
reinvestment of dividends               4,342         43,518
                                   ----------     ----------
Total issued                          320,926      3,236,024
Shares redeemed                      (397,363)    (4,000,675)
                                   ----------     ----------
Net decrease                          (76,437)    $ (764,651)
                                   ==========     ==========

Massachusetts Limited Maturity

Class A Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                               544     $    5,403
Shares issued to shareholders in
reinvestment of dividends               2,690         26,809
                                   ----------     ----------
Total issued                            3,234         32,212
Shares redeemed                       (40,800)      (406,101)
                                   ----------     ----------
Net decrease                          (37,566)    $ (373,889)
                                   ==========     ==========

Massachusetts Limited Maturity


Class A Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                            22,851    $   226,189
Shares issued to shareholders in
reinvestment of dividends               7,410         74,223
                                  -----------    -----------
Total issued                           30,261        300,412
Shares redeemed                      (304,602)    (3,055,529)
                                  -----------    -----------
Net decrease                         (274,341)   $(2,755,117)
                                  ===========    ===========

Massachusetts Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                            80,283    $   797,169
Shares issued to shareholders in
reinvestment of dividends               8,004         79,781
                                  -----------    -----------
Total issued                           88,287        876,950
Shares redeemed                      (268,214)    (2,667,983)
                                  -----------    -----------
Net decrease                         (179,927)   $(1,791,033)
                                  ===========    ===========


NOTES TO FINANCIAL STATEMENTS (continued)


Massachusetts Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                           163,902    $ 1,649,909
Shares issued to shareholders in
reinvestment of dividends               9,837         98,401
                                  -----------    -----------
Total issued                          173,739      1,748,310
Shares redeemed                      (195,993)    (1,955,850)
                                  -----------    -----------
Net decrease                          (22,254)   $  (207,540)
                                  ===========    ===========

Massachusetts Limited Maturity


Class C Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                             5,459    $    54,530
Shares issued to shareholders in
reinvestment of dividends                 814          8,108
                                  -----------    -----------
Total issued                            6,273         62,638
Shares redeemed                            (1)            (4)
                                  -----------    -----------
Net increase                            6,272    $    62,634
                                  ===========    ===========

Massachusetts Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares issued to shareholders in
reinvestment of dividends               1,201     $   12,027
Shares redeemed                       (21,496)      (212,811)
                                   ----------     ----------
Net decrease                          (20,295)    $ (200,784)
                                   ==========     ==========

Massachusetts Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                             2,377     $   23,756
Shares issued to shareholders in
reinvestment of dividends               1,383         13,787
                                   ----------     ----------
Total issued                            3,760         37,543
Shares redeemed                       (23,534)      (234,590)
                                   ----------     ----------
Net decrease                          (19,774)    $ (197,047)
                                   ==========     ==========

Massachusetts Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                           101,394    $ 1,009,332
Shares issued to shareholders in




reinvestment of dividends               1,553         15,510
                                  -----------    -----------
Total issued                          102,947      1,024,842
Shares redeemed                       (38,979)      (387,979)
                                  -----------    -----------
Net increase                           63,968    $   636,863
                                  ===========    ===========

Michigan Limited Maturity

Class A Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                             5,703    $    56,930
Shares issued to shareholders in
reinvestment of dividends and
distributions                           1,551         15,476
                                  -----------    -----------
Total issued                            7,254         72,406
Shares redeemed                       (36,666)      (365,673)
                                  -----------    -----------
Net decrease                          (29,412)   $  (293,267)
                                  ===========    ===========

Michigan Limited Maturity

Class A Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                            40,664    $   405,188
Shares issued to shareholders in
reinvestment of dividends               1,529         15,293
                                  -----------    -----------
Total issued                           42,193        420,481
Shares redeemed                      (107,949)    (1,077,796)
                                  -----------    -----------
Net decrease                          (65,756)   $  (657,315)
                                  ===========    ===========

Michigan Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                            13,836    $   138,203
Shares issued to shareholders in
reinvestment of dividends and
distributions                           4,077         40,660
                                  -----------    -----------


Total issued                           17,913        178,863
Automatic conversion of shares            (68)          (679)
Shares redeemed                       (63,278)      (630,594)
                                  -----------    -----------
Net decrease                          (45,433)   $  (452,410)
                                  ===========    ===========

Michigan Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                            36,451    $   365,718
Shares issued to shareholders in
reinvestment of dividends               5,013         50,143
                                  -----------    -----------
Total issued                           41,464        415,861
Shares redeemed                      (106,251)    (1,063,510)
                                  -----------    -----------
Net decrease                          (64,787)   $  (647,649)
                                  ===========    ===========

Michigan Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares issued to shareholders in
reinvestment of dividends and
distributions                               5     $       43
                                   ----------     ----------
Net increase                                5     $       43
                                   ==========     ==========

Michigan Limited Maturity

Class C Shares for the Year                         Dollar

Ended July 31, 1996                   Shares        Amount

Shares issued to shareholders in
reinvestment of dividends                   4     $       41
                                   ----------     ----------
Net increase                                4     $       41
                                   ==========     ==========

Michigan Limited Maturity

Class D Shares for the Year                         Dollar


Ended July 31, 1997                   Shares        Amount

Shares sold                           105,057    $ 1,052,902
Automatic conversion of shares             68            679
Shares issued to shareholders in
reinvestment of dividends and
distributions                           2,967         26,287
                                  -----------    -----------
Total issued                          108,092      1,079,868
Shares redeemed                       (16,668)      (166,116)
                                  -----------    -----------
Net increase                           91,424    $   913,752
                                  ===========    ===========

Michigan Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                            29,731    $   298,909
Shares issued to shareholders in
reinvestment of dividends               1,126         11,245
                                  -----------    -----------
Total issued                           30,857        310,154
Shares redeemed                        (1,878)       (18,614)
                                  -----------    -----------
Net increase                           28,979    $   291,540
                                  ===========    ===========

New Jersey Limited Maturity

Class A Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                            29,509    $   298,665
Shares issued to shareholders in
reinvestment of dividends               6,491         65,586
                                  -----------    -----------
Total issued                           36,000        364,251
Shares redeemed                      (128,438)    (1,299,753)
                                  -----------    -----------
Net decrease                          (92,438)   $  (935,502)
                                  ===========    ===========

New Jersey Limited Maturity



Class A Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount
Shares sold                           102,101    $ 1,042,636
Shares issued to shareholders in
reinvestment of dividends               8,892         90,367
                                  -----------    -----------
Total issued                          110,993      1,133,003
Shares redeemed                       (83,997)      (856,193)
                                  -----------    -----------
Net decrease                           26,996    $   276,810
                                  ===========    ===========

New Jersey Limited Maturity

Class B Shares for the Year                         Dollar

Ended July 31, 1997                   Shares        Amount

Shares sold                           109,899    $ 1,202,983
Shares issued to shareholders in
reinvestment of dividends              19,246        104,274
                                  -----------    -----------
Total issued                          129,145      1,307,257
Automatic conversion of shares         (5,707)       (57,581)
Shares redeemed                      (228,080)    (2,301,791)
                                  -----------    -----------
Net decrease                         (104,642)   $(1,052,115)
                                  ===========    ===========

New Jersey Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                           107,343    $ 1,095,824
Shares issued to shareholders in
reinvestment of dividends              14,061        143,043
                                  -----------    -----------
Total issued                          121,404      1,238,867
Shares redeemed                      (359,338)    (3,646,563)
                                  -----------    -----------
Net decrease                         (237,934)   $(2,407,696)
                                  ===========    ===========

New Jersey Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares issued to shareholders in
reinvestment of dividends                 115    $     1,052



Shares redeemed                        (3,570)       (32,559)
                                  -----------    -----------
Net decrease                           (3,455)   $   (31,507)
                                  ===========    ===========


NOTES TO FINANCIAL STATEMENTS (continued)


New Jersey Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                            29,124    $   272,904
Shares issued to shareholders in
reinvestment of dividends                 459          4,199
                                  -----------    -----------
Net increase                           29,583    $   277,103
                                  ===========    ===========

New Jersey Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                             5,980    $    60,387
Automatic conversion of shares          5,707         57,581
Shares issued to shareholders in
reinvestment of dividends               1,286         13,017
                                  -----------    -----------
Total issued                           12,973        130,985
Shares redeemed                       (42,910)      (436,488)
                                  -----------    -----------
Net decrease                          (29,937)   $  (305,503)
                                  ===========    ===========

New Jersey Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                            47,184    $   477,087
Shares issued to shareholders in
reinvestment of dividends                 728          7,411
                                  -----------    -----------
Total issued                           47,912        484,498
Shares redeemed                       (37,500)      (381,180)
                                  -----------    -----------


Net increase                           10,412    $   103,318
                                  ===========    ===========

New York Limited Maturity

Class A Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                            44,236    $   449,232
Shares issued to shareholders in
reinvestment of dividends               6,902         69,615
                                  -----------    -----------
Total issued                           51,138        518,847
Shares redeemed                      (166,532)    (1,682,059)
                                  -----------    -----------
Net decrease                         (115,394)   $(1,163,212)
                                  ===========    ===========

New York Limited Maturity

Class A Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                            44,189    $   446,602
Shares issued to shareholders in
reinvestment of dividends              11,547        116,691
                                  -----------    -----------
Total issued                           55,736        563,293
Shares redeemed                      (164,328)    (1,659,912)
                                  -----------    -----------
Net decrease                         (108,592)   $(1,096,619)
                                  ===========    ===========

New York Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                           112,364    $ 1,134,351
Shares issued to shareholders in
reinvestment of dividends              16,732        168,855
                                  -----------    -----------
Total issued                          129,096      1,303,206
Automatic conversion of shares         (2,526)       (25,482)
Shares redeemed                      (324,970)    (3,274,497)
                                  -----------    -----------
Net decrease                         (198,400)   $(1,996,773)
                                  ===========    ===========


New York Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                           465,594    $ 4,716,623
Shares issued to shareholders in
reinvestment of dividends              17,959        181,459
                                  -----------    -----------
Total issued                          483,553      4,898,082
Automatic conversion of shares         (3,459)       (34,832)
Shares redeemed                      (356,773)    (3,612,208)
                                  -----------    -----------
Net increase                          123,321    $ 1,251,042
                                  ===========    ===========

New York Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                               231    $     2,324
Shares issued to shareholders in
reinvestment of dividends                 597          6,021
                                  -----------    -----------
Total issued                              828          8,345
Shares redeemed                       (15,531)      (156,196)
                                  -----------    -----------
Net decrease                          (14,703)   $  (147,851)
                                  ===========    ===========

New York Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                            20,376    $   206,729
Shares issued to shareholders in
reinvestment of dividends                 398          4,008
                                  -----------    -----------
Total issued                           20,774        210,737
Shares redeemed                        (3,295)       (32,843)
                                  -----------    -----------
Net increase                           17,479    $   177,894
                                  ===========    ===========


New York Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount
Shares sold                           115,750    $ 1,166,743
Automatic conversion of shares          2,525         25,482
Shares issued to shareholders in
reinvestment of dividends              15,637        157,823
                                  -----------    -----------
Total issued                          133,912      1,350,048
Shares redeemed                      (162,655)    (1,648,537)
                                  -----------    -----------
Net decrease                          (28,743)   $  (298,489)
                                  ===========    ===========

New York Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                           162,557    $ 1,636,956
Automatic conversion of shares          3,456         34,832
Shares issued to shareholders in
reinvestment of dividends               6,809         68,734
                                  -----------    -----------
Total issued                          172,822      1,740,522
Shares redeemed                       (13,363)      (135,500)
                                  -----------    -----------
Net increase                          159,459    $ 1,605,022
                                  ===========    ===========

Pennsylvania Limited Maturity

Class A Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                            43,588    $   440,757
Shares issued to shareholders in
reinvestment of dividends               1,049         10,642
                                  -----------    -----------
Total issued                           44,637        451,399
Shares redeemed                       (55,137)      (556,742)
                                  -----------    -----------
Net decrease                          (10,500)   $  (105,343)
                                  ===========    ===========



Pennsylvania Limited Maturity


Class A Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                             5,556    $    56,865
Shares issued to shareholders in
reinvestment of dividends               1,095         11,133
                                  -----------    -----------
Total issued                            6,651         67,998
Shares redeemed                       (17,647)      (179,041)
                                  -----------    -----------
Net decrease                          (10,996)   $  (111,043)
                                  ===========    ===========

Pennsylvania Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                           121,296    $ 1,230,117
Shares issued to shareholders in
reinvestment of dividends              13,043        132,224
                                  -----------    -----------
Total issued                          134,339      1,362,341
Shares redeemed                      (252,143)    (2,554,888)
                                  -----------    -----------
Net decrease                         (117,804)   $(1,192,547)
                                  ===========    ===========

Pennsylvania Limited Maturity

Class B Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                            89,391    $   910,583
Shares issued to shareholders in
reinvestment of dividends              17,173        174,586
                                  -----------    -----------
Total issued                          106,564      1,085,169
Shares redeemed                      (220,973)    (2,241,767)
                                  -----------    -----------
Net decrease                         (114,409)   $(1,156,598)
                                  ===========    ===========

Pennsylvania Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                               727    $     7,411
Shares issued to shareholders in
reinvestment of dividends                  17            175



                                  -----------    -----------
Total issued                              744          7,586
Shares redeemed                           (95)          (974)
                                  -----------    -----------
Net increase                              649    $     6,612
                                  ===========    ===========

Pennsylvania Limited Maturity

Class C Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                             7,571    $    82,082
Shares issued to shareholders in
reinvestment of dividends                  83            850
                                  -----------    -----------
Total issued                            7,654         82,932
Shares redeemed                        (7,650)       (82,673)
                                  -----------    -----------
Net increase                                4    $       259
                                  ===========    ===========

Pennsylvania Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1997                   Shares        Amount

Shares sold                             2,512    $    25,556
Shares issued to shareholders in
reinvestment of dividends               5,768         58,513
                                  -----------    -----------
Total issued                            8,280         84,069
Shares redeemed                        (5,160)       (52,545)
                                  -----------    -----------
Net increase                            3,120    $    31,524
                                  ===========    ===========

NOTES TO FINANCIAL STATEMENTS (concluded)

Pennsylvania Limited Maturity

Class D Shares for the Year                         Dollar
Ended July 31, 1996                   Shares        Amount

Shares sold                           155,680    $ 1,569,272
Shares issued to shareholders in
reinvestment of dividends               1,844         18,653

                                  -----------    -----------
Total issued                          157,524      1,587,925
Shares redeemed                       (16,678)      (169,594)
                                  -----------    -----------
Net increase                          140,846    $ 1,418,331
                                  ===========    ===========

5. Capital Loss Carryforward:
At July 31, 1997, each Fund of the Trust had an approximate net capital loss carryforward as follows: $400,000 in the California Limited Maturity Fund, of which $122,000 expires in 2003 and $278,000 expires in 2004; $687,000 in the Florida Limited Maturity Fund, of which $487,000 expires in 2003 and $200,000 expires in 2004; $298,000 in the Massachusetts Limited Maturity Fund, of which $28,000 expires in 2003 and $270,000 expires in 2004; $138,000 in the Michigan Limited Maturity Fund, of which $53,000 expires in 2003 and $85,000 expires in 2004; $167,000 in the New Jersey Limited Maturity Fund, all of which expires in 2004; $190,000 in the New York Limited Maturity Fund, of which $105,000 expires in 2002, $2,000 expires in 2003 and $83,000 expires in 2004; and $60,000 in the Pennsylvania Limited Maturity Fund, all of which expires in 2003. These amounts will be available to offset like amounts of any future taxable gains.

<AUDIT-REPORT>
INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders,
Merrill Lynch Multi-State Limited Maturity
Municipal Series Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Merrill Lynch Limited Maturity Municipal Bond Funds for Arizona, California, Florida, Massachusetts, Michigan, New Jersey, New York and Pennsylvania of the Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (the "Trust") as of July 31, 1997, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the three-year period then ended and the period November 26, 1993 (commencement of operations) to July 31, 1994. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at July 31, 1997 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Merrill Lynch Limited Maturity Municipal Bond Funds for Arizona, California, Florida, Massachusetts, Michigan, New Jersey, New York and Pennsylvania of the Merrill Lynch Multi-State Limited Maturity Municipal Series Trust as of July 31, 1997, the results of their operations, the changes in their net assets, and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
Princeton, New Jersey
September 12, 1997


IMPORTANT TAX INFORMATION (unaudited)

All of the net investment income distributions paid monthly by Merrill Lynch Multi-State Limited Maturity Municipal Series Trust during its taxable year ended July 31, 1997 qualify as tax-exempt interest dividends for Federal income tax purposes.

Additionally, there were no capital gains distributions made by any Fund of the Trust during the year.

Please retain this information for your records.